Post-Qualification Offering Circular Amendment No. 1

File No. 024-11621

OFFERING CIRCULAR

Black Bird Biotech, Inc.

100,000,000 Shares of Common Stock

This Post-Qualification Offering Circular Amendment No. 1 (the “PQA”) amends the Offering Circular of Black Bird Biotech, Inc., dated September 9, 2021, as qualified on September 9, 2021, and as may be amended and supplemented from time to time, to add additional shares of common stock (the “Offered Shares”) to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional 50,000,000 Offered Shares, for a revised maximum of 100,000,000 Offered Shares.

By this Offering Circular, Black Bird Biotech, Inc., a Nevada corporation, is offering for sale a maximum of 100,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $0.015 per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

This offering was qualified by the SEC on September 9, 2021; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	100,000,000	$0.015	$-0-	$1,500,000

(1)

We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $12,500. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “BBBT” in the OTC Pink marketplace of OTC Link. On September 13, 2021, the closing price of our common stock was $0.0362 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase such securities only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 5, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 12). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Post-Qualification Offering Circular Amendment No. 1 is September 15, 2021.

1

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Black Bird Biotech, Inc., a Nevada corporation, including its wholly-owned subsidiaries, Black Bird Potentials Inc., a Wyoming corporation (“BB Potentials”), Big Sky American Dist., LLC, a Montana limited liability company (“Big Sky American”), and Black Bird Hemp Manager, LLC, a Montana limited liability company.

3

Our Company

We were incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.”, which was changed in August 2009 to “Digital Development Partners, Inc.” Our corporate name was changed to “Black Bird Biotech, Inc.,” effective June 14, 2021. Through 2014, our company was involved, first, in the mining industry and, then, in the communications industry. From 2015 until the January 2020 acquisition of Black Bird Potentials Inc., a Wyoming corporation (BB Potentials), our company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Our Board of Directors has adopted the business plan of BB Potentials and our ongoing operations now include those of BB Potentials.

We are the exclusive worldwide manufacturer and distributor for MiteXstreamTM, an EPA-certified plant-based biopesticide effective in the eradication of mites and similar pests, including spider mites, a pest that destroys crops, especially cannabis, hops, coffee and house plants, as well as molds and mildew. (See “Business—MiteXstream”).

We also manufacture and sell, under our Grizzly Creek NaturalsTM brand name, CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, as well as hand sanitizer gel and spray products. In addition, BB Potentials is a licensed grower of industrial hemp under the Montana Hemp Pilot Program. (See “Business—Grizzly Creek Naturals”).

Offering Summary

Securities Offered	The Offered Shares, 100,000,000 shares of common stock, are being offered by our company.
Offering Price Per Share	$0.015 per Offered Share.
Shares Outstanding Before This Offering	224,197,495 shares of common stock issued and outstanding as of the date of this Offering Circular.
Shares Outstanding After This Offering	294,697,495 shares of common stock issued and outstanding, assuming a maximum offering hereunder. As of the date of this PQA, a total of 29,500,000 of the Offered Shares have been sold hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Investor Suitability Standards

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “BBBT” in the OTC Pink marketplace of OTC Link.
Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Use of Proceeds

We will apply the proceeds of this offering for the purchase of inventories, product testing expenses, sales and marketing expenses, payment of certain indebtedness, general and administrative expenses and working capital. (See “Use of Proceeds”).

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information

Our principal executive offices are located at 3505 Yucca Drive Suite 104, Flower Mound, Texas 75022; our telephone number is (833) 223-4204; our corporate website is located at www.blackbirdbiotech.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with sour Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.

4

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements.

Risks Related to Our Company

We have a limited operating history, which may make it difficult for investors to predict future performance based on current operations. We have a limited operating history upon which investors may base an evaluation of our potential future performance. In particular, we have not proven that we can manufacture and sell our MiteXstream biopesticide product in a manner that enables us to be profitable and meet customer requirements, raise sufficient capital in the public and/or private markets or respond effectively to competitive pressures. As a result, there can be no assurance that we will be able to develop or maintain consistent revenue sources, or that our operations will be profitable and/or generate positive cash flows.

Any forecasts we make about our operations may prove to be inaccurate. We must, among other things, determine appropriate risks, rewards, and level of investment in our product lines, respond to economic and market variables outside of our control, respond to competitive developments and continue to attract, retain, and motivate qualified employees. There can be no assurance that we will be successful in meeting these challenges and addressing such risks and the failure to do so could have a materially adverse effect on our business, results of operations, and financial condition. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stage of development. As a result of these risks, challenges, and uncertainties, the value of your investment could be significantly reduced or completely lost.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the year ended December 31, 2020, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

There is doubt about our ability to develop as a viable business, and it is expected that we will need additional funding. Our current efforts are focused on developing sales of: (a) our MiteXstream biopesticide product; and (b) our Grizzly Creek Naturals CBD and other products. In addition, and assuming the availability of capital, of which there is not assurance, our parallel long-term efforts are focused on the establishment of a hemp processing facility under our Black Bird American Hemp division. To date, we have derived a modest level of revenues. We must obtain capital, in order to exploit the business potential our products, in general, and, in particular, MiteXstream. There can be no assurance that any one of our business activities will prove to be successful.

It is possible that the novel Coronavirus pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred significant losses in prior periods. For the six months ended June 30, 2021, we incurred a net loss of $474,047 (unaudited) and, as of that date, we had an accumulated deficit of $1,283,928 (unaudited). For the year ended December 31, 2020, we incurred a net loss of $690,158 and, as of that date, we had an accumulated deficit of $839,669. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations. We have limited capital resources and operations. To date, our operations have been funded extensively from the proceeds of equity sales and, to a lesser extent, debt financings. We will require substantial additional capital in the near future to accomplish our business objectives. We may be unable to obtain additional financing on terms acceptable to us, or at all.

Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (a) our profitability; (b) the release of competitive products and services by our competition; (c) the level of our investment in research and development; and (d) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

5

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing.

We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We may be unable to obtain sufficient capital to pursue our growth strategy. We do not possess sufficient financial resources to implement our complete business plan, including the commercial exploitation of MiteXstream. We are currently seeking available sources of capital. There is no assurance that we will obtain needed capital, nor is there any assurance that our business will be able to generate revenues that are sufficient to sustain our operations. We are not able to offer assurance that we will be able to obtain needed sources of financing to satisfy our working capital needs.

We do not have a successful operating history. We are without a history of successful business operations, which makes a purchase of Offered Shares speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations are subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products.

There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of recognition for the MiteXstream and Grizzly Creek Naturals brand names and, later, the Black Bird American Hemp brand name, and our lack of capital.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in bringing our products to market and earning a profit from such efforts. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit from our operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our executive officers’ serving without current compensation; the loss of these officers could disrupt our operations and adversely affect the development of our business. Our success in establishing our business operations will depend, primarily, on the continued service of our President, Fabian G. Deneault, and our Vice President, Eric Newlan. We have not yet entered into employment agreements with Messrs. Deneault and Newlan, although we expect to do so in the near future. (See “Executive Compensation”). However, the loss of service of either of such persons, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning the market for MiteXstream, any of our Grizzly Creek Naturals CBD and other products or for our planned other industrial hemp products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our executive officers. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

6

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We may not be able to compete effectively in our intended markets. None of our products enjoys name recognition and many of our competitors possess substantially greater resources, financial and otherwise, than does our company. There is no assurance that we will be able to establish our business and compete successfully in this environment.

We may suffer sluggish or negative sales growth as a result of the novel Coronavirus pandemic. It is possible that the negative economic impact caused by the novel Coronavirus pandemic will result in long-term economic weakness in the United States and/or globally and our ability to establish our business would be severely negatively impacted. It is possible that our company would not be able to survive as a going business during any such long-term economic weakness.

Introduction of new products by competitors could harm our competitive position and results of operations. The respective markets for our products – MiteXstream, our Grizzly Creek Naturals CBD and other products and planned Black Bird American Hemp products – are characterized by severe competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. In particular, with respect to our CBD products, we face the risk that there exist minimal barriers to the entry of competitors into the market segment.

Our future success will depend on our ability to gain product name recognition and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations.

If we fail to maintain a positive reputation with consumers concerning our products, we may not be able to develop loyalty to our products, and our operating results may be adversely affected. We believe a positive reputation with customers to be highly important in developing loyalty to our products. To the extent our products are perceived as low quality or otherwise not compelling to potential customers, our ability to establish and maintain a positive reputation and product loyalty may be adversely impacted.

We are subject to payment processing risk. A portion of purchases of our products are made online by customers using credit/debit cards. For the foreseeable future, we intend to rely on third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, our revenue, operating expenses and results of operation could be adversely impacted.

Laws and regulations affecting the regulated industrial hemp industry are in a constant state of flux, which could negatively affect our business, and we cannot predict the impact that future regulations may have on us. Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. In addition, it is likely that regulations may be enacted in the future that will be directly applicable to our CBD business. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our CBD business.

FDA regulation of industrial hemp and industrial-hemp-derived CBD could negatively affect the industrial hemp industry, which could adversely affect our financial condition. While the 2018 Farm Bill recently legalized industrial hemp, the U.S. Food and Drug Administration (FDA) intends to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA is in the process of issuing rules and regulations, including CGMPs (certified good manufacturing practices) related to the licensing of growth, cultivation, harvesting and processing of industrial hemp. Companies may need to perform clinical trials to verify efficacy and safety, which could prove costly and delay production and profits. It appears likely the FDA will require that facilities where hemp is grown be registered and comply with certain federally prescribed regulations which have not yet been released. In the event that some or all of these regulations are imposed, we are unable to predict what the impact would be on the industrial hemp industry, what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and or registration as may be prescribed by the FDA, we may be unable to continue to operate our business in its current form or at all, to the extreme detriment to our financial operating results and condition.

7

Because we manufacture and sell CBD products, it is possible that, in the future, we may have difficulty accessing the service of banks. While industrial hemp cultivation was legalized by the 2018 Farm Bill, the FDA is choosing to regulate certain hemp products, including CBD. It is possible that the circumstances surrounding the FDA’s handling of CBD-related issues could cause us to have difficulty securing services from banks, in the future.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of our brands may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our brands, including MiteXstream, Grizzly Creek Naturals and Black Bird American Hemp, may be diminished, and the perception of our products may become confused in the marketplace. In such circumstance, our business could be adversely affected.

Our operating results can be expected to be seasonal. With respect to MiteXstream, sales can be expected to be seasonal in nature, with greater sales volumes occurring during the warmer months of the growing season. However, because our business is only in its nascent stage, we are unable to predict how our operating results will be affected by such seasonality.

Pests, disease, severe weather, natural disasters and other conditions could result in substantial losses to our planned industrial hemp crops and weaken our financial condition. Pests, crop disease, severe weather conditions, such as floods, droughts and windstorms, and natural disasters could adversely affect our ability to produce our planned industrial hemp crops. Should any such adverse event occur, it can be expected that we would lose our investment in the affected industrial hemp crops.

We could be subject to product liability claims. The sale of MiteXstream biopesticide and Grizzly Creek Naturals CBD and other products involves, and will involve, the risk of injury to customers and others. There can be no assurance that the use or consumption of any of one of our products will not cause a health-related illness or that it will not be subject to claims or lawsuits relating to such matters. We intend to purchase product liability insurance during September 2021. Any claims or liabilities might not be covered by our insurance, once obtained. Thus, there is no assurance that we would not incur claims or liabilities for which we are not insured or that exceed the amount of our insurance coverage, resulting in cash outlays that could, if significant enough in nature, materially and adversely affect our results of operations and financial condition.

Environmental and other regulation could adversely impact our planned industrial hemp farming business, by increasing production costs. Because our planned industrial hemp farming business can be expected to use fertilizers, pesticides and other agricultural products, we will be subject to regulations relating to their use and disposal. A decision by a regulatory agency to restrict significantly the use of such products that have traditionally been used in the production of hemp could have an adverse impact on us. In addition, if a regulatory agency were to determine our company not to be in compliance with a regulation in that agency’s jurisdiction, this could result in substantial penalties.

Risks Related to Our Organization and Structure

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

8

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock is a “Penny Stock,” which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

It is possible that our common stock will continue to be thinly traded and its market price highly volatile. Our common stock is quoted in the over-the-counter market under the symbol “BBBT” in the OTC Pink marketplace of OTC Link. For over the past five years, our common stock has traded sporadically and has been extremely limited in nature. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will become robust or less volatile.

The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	changes in market valuations of other pesticide companies;
•	announcements of innovations or new products by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our current shareholders, including our management, hold shares of our restricted common stock, and are able to sell their shares in the market. In general, our officers and directors and 10% shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

As of the date of this Offering Circular, there is a total of 78,450,482 shares of our common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

9

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the pro forma as adjusted net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our relatively low net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net pro forma as adjusted tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2021, was $172,787 (unaudited), or $0.00 per share.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares

Offering price per share	$0.015
Net tangible book value per share as of June 30, 2021	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.0015
Pro forma net tangible book value per share as of June 30, 2021	$0.0015
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0085

Assuming the Sale of 75% of the Offered Shares

Offering price per share	$0.015
Net tangible book value per share as of June 30, 2021	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.0019
Pro forma net tangible book value per share as of June 30, 2021	$0.0019
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0081

Assuming the Sale of 50% of the Offered Shares

Offering price per share	$0.015
Net tangible book value per share as of June 30, 2021	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.0024
Pro forma net tangible book value per share as of June 30, 2021	$0.0024
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0076

Assuming the Sale of 25% of the Offered Shares

Offering price per share	$0.015
Net tangible book value per share as of June 30, 2021	$0.00
Increase in net tangible book value per share after giving effect to this offering	$0.0028
Pro forma net tangible book value per share as of June 30, 2021	$0.0028
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0072

10

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	25,000,000	50,000,000	75,000,000	100,000,000
Gross proceeds	$375,000	$750,000	$1,125,000	$1,500,000
Offering expenses	12,500	12,500	12,500	12,500
Net proceeds	$362,500	$737,500	$1,112,500	$1,487,500

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%		75%		100%
Product Manufacturing	$100,000	$125,000		$150,000		$150,000
Purchase of Inventories	10,000	30,000		50,000		50,000
Repayment of Indebtedness	0	158,125	(1)	409,075	(2)	969,325	(3)
New Product Development	0	10,000		10,000		15,000
Product Testing	0	5,000		10,000		10,000
Sales and Marketing	135,000	135,000		1355,000		225,000
General & Administrative Expenses	62,500	222,500		222,500		112,250
Working Capital	55,000	119,375		125,925		45,925
Total Net Proceeds	$362,500	$737,500		$1,112,500		$1,487,500

(1)

The indebtedness to be repaid with such proceeds (with an estimated payment amount) includes: (a) SE Holdings, LLC ($75,625) – the proceeds from this loan were applied to the acquisition of distribution assets; and (b) Power Up #4 ($82,500) – the proceeds from this loan were applied to operating expenses and for working capital.

(2)

The indebtedness to be repaid with such proceeds (with an estimated payment amount) includes: (a) Tri-Bridge Ventures LLC ($30,000) – the proceeds from this loan were applied to operating expenses; (b) SE Holdings, LLC ($75,625) – the proceeds from this loan were applied to the acquisition of distribution assets; (c) Power Up #4 ($82,500) – the proceeds from this loan were applied to operating expenses and for working capital; and (d) FirstFire Global Opportunities funds LLC ($200,000) – the proceeds from this loan were applied to operating expenses and for working capital.

(3)

The indebtedness to be repaid with such proceeds (with an estimated payment amount) includes: (a) Tri-Bridge Ventures LLC ($30,000) – the proceeds from this loan were applied to operating expenses; (b) SE Holdings, LLC ($75,625) – the proceeds from this loan were applied to the acquisition of distribution assets; (c) Power Up #3 ($110,250) – the proceeds from this loan were applied to operating expenses and for working capital; (d) Power Up #4 ($82,500) – the proceeds from this loan were applied to operating expenses and for working capital; (e) FirstFire Global Opportunities funds LLC ($200,000) – the proceeds from this loan were applied to operating expenses and for working capital; and (f) Tiger Trout Capital Puerto Rico LLC ($450,000) - the proceeds from this loan were applied to operating expenses and for working capital.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

11

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 100,000,000 Offered Shares on a best-efforts basis, at a fixed price of $0.015 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our President, Fabian G. Deneault. Mr. Deneault will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Deneault is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Deneault:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 7% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please go to www.blackbirdbiotech.com and electronically receive and review the information set forth on such website.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and

•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

12

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.blackbirdbiotech.com, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $250.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

13

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 325,000,000 shares of common stock, $.001 par value per share. As of the date of this Offering Circular, there were 224,197,495 shares of our common stock issued and outstanding, held by 74 holders of record.

Common Stock

The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our officers and directors own, directly or indirectly, a total of 103,010,322 shares, or approximately 53.74%, of our outstanding common stock, which ownership percentage would be reduced to approximately 42.62%, assuming all of the Offered Shares are sold in this offering, and, thereby, control all corporate matters relating to our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent. We have retained the services of Action Stock Transfer Corporation, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121, as the transfer agent for our common stock. Action Stock Transfer’s website is located at: www.actionstocktransfer.com. No information found on Action Stock Transfer’s website is part of this Offering Circular.

Convertible Promissory Notes

As of the date of this Offering Circular, we have outstanding a total of four separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes as of June 30, 2021.

Date of Note Issuance	Principal Amount at Issuance	Balance at 6/30/21	Accrued Interest at 6/30/21	Maturity Date	Conversion Terms	Name of Noteholder and Name of Person with Investment Control
4/30/20	$25,000	$25,000	$2,917	4/30/21	$0.001 per share	Tri-bridge Ventures LLC (John Forsythe III, Managing Manager)
2/3/21	$121,000	$121,000	$0	2/3/22	Only upon event of default; conversion rate is the lowest closing bid price on either (1) delivery date of notice of default, (2) delivery date of notice of conversion or (3) 2/3/21.	SE Holdings, LLC (Aryeh Goldstein, Manager)
2/17/20	$43,500	$43,500	$0	2/17/22	anytime after 180 days; conversion rate: 61% of lowest trading price during 20 days prior to conversion	Power Up Lending Group Ltd. (Curt Kramer, CEO)
4/22/21	$68,750	$68,750	$0	4/22/22	anytime after 180 days; conversion rate: 61% of lowest trading price during 20 days prior to conversion	Power Up Lending Group Ltd. (Curt Kramer, CEO)
8/17/21	$78,750	$78,750	$0	8/17/22	anytime after 180 days; conversion rate: 61% of lowest trading price during 20 days prior to conversion	Power Up Lending Group Ltd. (Curt Kramer, CEO)

14

BUSINESS

Preliminary Statements Regarding the COVID-19 Pandemic

As of the date of this Offering Circular, there exist significant uncertainties regarding the current novel Coronavirus (COVID-19) pandemic, including the scope of health issues, the possible duration of the pandemic and the extent of local and worldwide social, political and economic disruption it may cause.

To date, the COVID-19 pandemic has had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business.

With respect to our business operations, while our product sales have increased since the initial impact of the COVID-19 pandemic due primarily to our recently introducing hand sanitizer gel and spray products, we believe the COVID-19 pandemic has had a discernable short-term negative impact on our product sales.

Overall, our company is not of a size that has required us to implement “company-wide” policies in response to the COVID-19 pandemic. Further, our product manufacturing operations have experienced no negative consequences attributable to the COVID-19 pandemic, inasmuch as these operations involve a limited number of persons. However, as the states continue to re-open their economies, the scope and nature of the impacts of COVID-19 on our company will evolve day-by-day, week-by-week.

The COVID-19 pandemic can be expect to continue to result in regional and local quarantines, labor stoppages and shortages, changes in consumer purchasing patterns, mandatory or elective shut-downs of retail locations, disruptions to supply chains, including the inability of our suppliers to deliver materials on a timely basis, or at all, severe market volatility, liquidity disruptions and overall economic instability. It can be further expected that the COVID-19 pandemic will continue to have unpredictably adverse impacts on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise of which we are not currently aware.

We intend to continue to assess the evolving impact of the COVID-19 pandemic, not only on our company, but on the operations of our customers, consumers and supply chains, and intend to make adjustments accordingly. However, the extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on how the COVID-19 pandemic and its impact continues to impact the United States and, to a lesser extent, the rest of the world, all of which remains highly uncertain and cannot be predicted at this time.

In light of these uncertainties, for purposes of the discussion below, except where otherwise indicated, the descriptions of our business and our strategies, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Our Company After Acquiring Black Bird Potentials Inc.

With the January 2020 acquisition of Black Bird Potentials Inc., our company emerged from its long-standing status as a “shell company.” Our Board of Directors has adopted the business plan of Black Bird and our company’s ongoing operations now include those of Black Bird.

History of Our Company

We were incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.”, which was changed in August 2009 to “Digital Development Partners, Inc.” Our corporate name was changed to “Black Bird Biotech, Inc.,” effective June 14, 2021. Through 2014, our company was involved, first, in the mining industry and, then, in the communications industry. From 2015 until the January 2020 acquisition of Black Bird Potentials Inc., a Wyoming corporation (BB Potentials), our company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Our Board of Directors has adopted the business plan of BB Potentials and our ongoing operations now include those of BB Potentials.

15

Business Overview

BB Potentials is the exclusive worldwide manufacturer and distributor of MiteXstream, an EPA-registered plant-based biopesticide effective in the eradication of mites and similar pests, including spider mites, a pest that destroys crops, especially cannabis, hops, coffee, and house plants, as well as molds and mildew. Also through BB Potentials, we manufacture and sell CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, as well as hand sanitizer gel and spray products, under the Grizzly Creek Naturals brand name. In addition, BB Potentials is a licensed grower of industrial hemp under the Montana Hemp Pilot Program and has established “Black Bird American Hemp” as the brand name under which these efforts will be conducted.

Our corporate website is located at: www.blackbirdbiotech.com. No information found on our company’s website is part of this Offering Circular.

MiteXstream

Worldwide Exclusivity. Pursuant to a February 2021 Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”) with Touchstone Enviro Solutions, Inc. (“Touchstone”), a company owned by three of our directors, Fabian G. Deneault, L. A. Newlan, Jr. and Eric Newlan, BB Potentials possesses the exclusive rights, even as to Touchstone, to manufacture, sell and distribute MiteXstream, an EPA-registered biopesticide (EPA Reg. No. 95366-1). The exclusivity granted would be reduced to a status of non-exclusivity, should we fail to manufacture at least 2,500 gallons of concentrate in any year during the term of the New MiteXstream Agreement; provided, however, that such minimum required is deemed to have been satisfied through December 31, 2022. We are required to pay Touchstone a royalty of $10 per gallon of MiteXstream manufactured by us or by any sublicensee of ours. For no further consideration, we were granted the rights to use the “MiteXstream” trademark and the “Harnessing the Power of Water” trademark.

The New MiteXstream Agreement replaced a prior similar agreement with Touchstone (the “Original MiteXstream Agreement”) and served to expand Black Bird’s rights with respect to MiteXstream. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of our Company approved the New MiteXstream Agreement.

Approval as Biopesticide. Effective December 16, 2020, MiteXstream was approved as a biopesticide by the U.S. Environmental Protection Agency (EPA Reg. No. 95366-1). We have begun to seek approval for use of MiteXstream in the various states; the state approval process takes between one and eight months, variously. To date, MiteXstream is approved for sale in Nevada. Until we obtain the required pesticide certification in a state, we will not sell any MiteXstream in that state. In addition, we intend to seek approval of MiteXstream in countries around the world, although no specific time for such actions has been set.

Sales and Distribution. We have begun to market MiteXstream through channels known to our management. However, it is our intention to secure a small number of established distributors through which to sell MiteXstream in the United States. There is no assurance we will be successful in these efforts.

In March 2021, we entered into a distribution agreement with IFC Fulfillment Company (“IFC”), a Los Angeles-based export firm, whereby IFC was appointed the exclusive distributor for MiteXstream in China, Hong Kong and Taiwan. Our Director, Jack Jie Qin, a Company director, facilitated the signing of the IFC Agreement. As of the date of this Annual Report, IFC has not made a sale of MiteXstream.

16

Background—The Spider Mite Problem. Our President, Fabian G. Deneault, was, from 2017 through 2019, a licensed dispenser of medical marijuana (MMJ) in the State of Montana and, as such, was permitted to grow marijuana plants for use in his MMJ dispensary business. As a licensed medical marijuana grower, Mr. Deneault encountered infestations of spider mites on his plants. To combat the spider mites, Mr. Deneault developed the MiteXstream formulation (see “Product Effectiveness” below).

Mr. Deneault soon came to understand that the spider mite issue is an industry-wide issue. In fact, in addition to marijuana, spider mites are a significant pest in the production of industrial hemp, coffee and hops, among other agricultural products.

Product Effectiveness. In testing done by our company, we have determined that, when mixed with water at the prescribed dilution rate, MiteXstream is effective in eliminating spider mites and their eggs, with no risk of plant damage.

Further, based on independent lab testing (see results under “Independent Lab Testing” below), users of MiteXstream are able to treat their cannabis (marijuana) plants through the day of harvest and still satisfy state-level pesticide testing standards.

Independent Lab Testing. In January 2019, Stillwater Labs, an Olney, Montana-based medical marijuana testing facility, concluded its testing of a cannabis sample treated only with MiteXstream. In addition to testing for pesticides prohibited by the State of Montana, Stillwater Labs also tested for pesticides prohibited by the State of Oregon, the most stringent state-level marijuana testing standard. The results of this testing, presented as being measured in parts per billion (PPB), are set forth below.

Montana Pesticide Testing Standard

Analyte	Montana Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)	Analyte	Montana Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)
Abamectin	500	0	Imidacloprid	400	0
Acequinocy	2000	0	Myclobutanil	200	0
Bifenazate	200	0	Paclobutrazol	400	0
Bifenthrin	200	0	Pyrethrin I	1000	0
Chlormequat Chloride	1000	0	Spinosyn A	200	0
Cyfluthrin	1000	0	Spinosyn D	200	0
Daminozide	1000	0	Spiromefesin	200	0
Etoxazole	200	0	Spirotetramat	200	0
Fenoxycarb	200	0	Trifloxystrobin	200	0
Imazalil	200	0			0

17

Oregon Pesticide Testing Standard

Analyte	Oregon Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)	Analyte	Oregon Allowable Limit (PPB)	MiteXstream Treated Sample (PPB)

Abamectin	0	0	Clofentezine	200	0
Acequinocy	0	0	Cypermethrin	1000	0
Bifenazate	0	0	Diazinon	200	0
Bifenthrin	0	0	Dichlorvos	100	0
Chlormequat Chloride	0	0	Dimethoate	200	0
Cyfluthrin	0	0	Etofenprox	400	0
Daminozide	0	0	Fenpyroximate	400	0
Etoxazole	0	0	Fipronil	400	0
Fenoxycarb	0	0	Flonicamid	1000	0
Imazalil	0	0	Fludioxonil	400	0
Imidacloprid	0	0	Hexythiazox	1000	0
Myclobutanil	0	0	Kresoxym-methyl	400	0
Paclobutrazol	0	0	Malathion	200	0
Pyrethrin I	0	0	Metalaxyl	200	0
Spinosyn A	0	0	Methiocarb	200	0
Spinosyn D	0	0	Methomyl	400	0
Spiromefesin	0	0	Oxamyl	1000	0
Spirotetramat	0	0	Permethrins	200	1*
Trifloxystrobin	0	0	Phosmet	200	0
Acephate	0	0	Piperonyl Butoxide	2000	0
Acetamiprid	0	0	Prallethrin	200	0
Aldicarb	0	0	Propiconazole	400	0
Azoxystrobin	0	0	Pyridaben	200	0
Boscalid	0	0	Spiroxamine	400	0
Carbaryl	0	0	Tebuconazole	400	0
Carbofuran	0	0	Thiacloprid	200	0
Chloantraniliprole	0	0	Thiamethoxam	200	0
Chlorpyrifos	0	0

* Noted in the report of Stillwater Labs as possible ambient environmental contamination.

Competition. The pesticide industry is characterized by severe competition, evolving industry standards, evolving business and distribution models, price cutting, with resulting downward pressure on gross margins, and price sensitivity on the part of customers. Many of our competitors possess substantially greater resources, financial and otherwise, than does our company. In addition, MiteXstream lacks name recognition. Our future success will depend on our ability to gain product name recognition and customer loyalty, as well as our being able to anticipate and respond to emerging standards and other unforeseen changes. If we fail to satisfy such standards of operation, our operating results could suffer. Further, intra-industry consolidations may result in stronger competitors and may, therefore, also harm our future results of operations. There is no assurance that we will ever overcome these challenges.

Regulation. Field testing, production and marketing of pesticide products are regulated by federal, state, local and foreign governments. The EPA regulates pesticides in the U.S. under the Federal Insecticide, Fungicide and Rodenticide Act, as amended (“FIFRA”). Pesticides also are regulated by the states. MiteXstream is registered under FIFRA and, prior to sale in any state, will be approved by such state.

CBD Products – Grizzly Creek Naturals

CBD Products. We have created “Grizzly Creek Naturals” as the brand name for our CBD-related products, which are manufactured by our company using CBD purchased from third parties. Once we begin producing commercial quantities of industrial hemp and extracting the CBD therefrom, we will begin to use all of our own CBD and supplement it with CBD from third parties, as necessary.

We have expanded our line of Grizzly Creek Naturals CBD products and currently manufacture and sell the following items:

•	CBD Oil: Original, Huckleberry and Cherry Flavors in 100mg, 250mg, 500mg, 1000mg and 2500mg dosages

•	CBD-Infused Body Butter (500mg): Unscented and Huckleberry Scent

•	CBD-Infused Lip Balm (30mg): Huckleberry Scent

•	Bath Bomb with 50mg of CBD: Eucalyptus, Lavender and Citrus Scents

In July 2020, we began sales of CBD gummies on a private-label basis.

18

Other Products. In April 2020, we began sales of our Grizzly Creek Naturals hand sanitizer to distributors, directly to retail customers and directly to consumers through our website, having completed our initial FDA product listing in March 2020.

Products for Animals. In August 2020, we introduced CBD products for dogs under our Grizzly Creek Naturals brand name.

Distribution.

In-House Distribution. Since it began to manufacture and sell its CBD products in mid-2019, BB Potentials has self-distributed its products. In December 2020, these distribution efforts we formalized with the formation of a new distribution subsidiary, Big Sky American Dist., LLC, a Montana limited liability company (“Big Sky American”). Big Sky American currently distributes an array of consumer products, including the Grizzly Creek Naturals products, to retail locations in Western Montana. In December 2020, Big Sky American entered into an asset purchase agreement (the “Big Sky APA”), whereby it purchased certain distribution-related assets associated with approximately 200 retail locations in Western Montana for $200,000 in cash. These assets became available for purchase, due their owner’s determination to terminate its distribution business in such locations. The closing of under the Big Sky APA occurred in February 2021.

Website. We sell our products to consumers through our website: www.grizzlycreeknaturals.com.

Third-Party Distributors. Since the third quarter of 2019, Black Bird has entered into separate distribution agreements with four distributors. During the third quarter of 2019, Black Bird entered into a distribution agreement with CBD INC Limited Liability Partnership (the “Initial Nevada Distributor”). The Initial Nevada Distributor’s initial purchase of our products was approximately $8,900 which remains unpaid; no further purchases were made. Effective July 1, 2020, we terminated the agreement with the Initial Nevada Distributor, due to non-payment of sums due and to its failure to pursue the distribution of our products with reasonable commercial effort. In conjunction with our terminating the Initial Nevada Distributor, we entered into a letter agreement with Las Vegas-based Hope Botanicals LLC (the “Hope Distributor”), with respect to its selling our products primarily in the Las Vegas area. Hope Distributor has taken over the retail premises of the Initial Nevada Distributor and is actively pursuing sales of our products.

In March 2020, Black Bird entered into a Regional Development and Distribution Agreement with Northland Partners, LLC (the “Tri-State Distributor”), who will focus on distribution of our products in North Dakota, South Dakota and Minnesota. Tri-State Distributor has the right to distribute Black Bird’s products anywhere in the United States. Due to existing COVID-19-related restrictions during 2020, the Tri-State Distributor did not purchase any products from us. We are unable to estimate our total 2021 sales to Tri-State Distributor.

In May 2020, we began to distribute our hand sanitizer products through Raghorn Wholesale, LLC (“Raghorn”), a Montana-based distributor of consumer products to approximately 1,000 retail locations in Montana, North Dakota, Idaho and Washington. In July 2020, Black Bird and Raghorn entered into a written distribution agreement. Raghorn has become our largest customer. Through the date of this Annual Report, Raghorn has purchased approximately $30,000 of our hand sanitizer products. Raghorn does not distribute our Grizzly Creek Naturals CBD products. Raghorn is the party from which Big Sky American purchased the distribution assets under the Big Sky APA.

Each of our distributors has the right to distribute our products anywhere in the United States.

We continue to seek additional distributors who are able to demonstrate, to our management’s satisfaction, an ability to develop robust sales for our Grizzly Creek Naturals CBD products.

Perceived Benefits of CBD. The current growth in sales of CBD products is primarily due to perceived benefits expressed by those who have used CBD products. While our company does not make any claims as to the effectiveness or potential benefits of CBD, the following perceived benefits expressed by those who have used CBD products include, among others:

•	Relief for Chronic Pain	•	Promotes Healthy Weight
•	Reduces Seizures	•	Improves Heart Health
•	Reduces Anxiety and Depression	•	Improves Skin Conditions
•	Reduces Inflammation
(Source: CBD Oil Benefits and Uses for Pain, Anxiety, Cancer and More, Dr. Josh Axe, DC, DMN, CNS; https://draxe.com/cbd-oil-benefits)

Competitive Strengths and Weaknesses. With respect to our Grizzly Creek Naturals products, we believe our company possesses the following competitive strengths and weaknesses:

Competitive Strengths:	•	our products are produced using high-quality ingredients
	•	we enjoy low overhead costs

Competitive Weaknesses:	•	none of our products enjoys brand name recognition
	•	we possess limited capital
	•	we have limited personnel

19

Competition.

CBD Products. The market for CBD products is growing rapidly and the competition for customers is highly competitive and highly fragmented, with no significant barriers to entry. We expect competitive conditions to increase over time. There is no assurance that our Grizzly Creek Naturals CBD products will achieve profitability in the face of such competition.

Hand Sanitizer. With the onset of the COVID-19 pandemic, sales of hand sanitizer products skyrocketed and numerous companies became first-time participants in this market segment. Currently, there is intense competition for raw materials with which to manufacture and package hand sanitizer products, in response to COVID-19-related end-user, both consumer and business, demand.

To date, while we have been able to sell substantially all of the hand sanitizer products produced by us, our operations have been impeded by our inability to obtain larger supplies of needed plastic bottles, pumps and caps. There is no assurance that we will successfully overcome the intense competition for needed raw materials, in the near term. Further, there no assurance that we will continue to compete successfully for customers for our hand sanitizer products.

Regulation.

CBD Products. Under the 2018 Farm Bill, CBD products may be sold legally, if and only if the hemp from which the CBD is derived is produced in a manner consistent with the 2018 Farm Bill, associated federal regulations, associated state regulations and by a licensed grower. Our CBD products are in compliance with the provisions of the 2018 Farm Bill.

Hand Sanitizer. Because we manufacture hand sanitizer products, we are subject to regulation by the U.S. Food and Drug Administration. In compliance with such regulatory requirements, Black Bird obtained a labeler code and we submit our products and associated labels for FDA approval for listing on the National Drug Code Directory. In addition, Black Bird follows current good manufacturing practices (CGMP) in the production of the Grizzly Creek Naturals hand sanitizer products.

Hemp-Related Activities

We have formed a division of our company that focuses on hemp-related business opportunities under the “Black Bird American Hemp” brand name. Black Bird American Hemp currently seeks to develop industrial hemp processing operations in the State of Montana. In this regard, while Black Bird is a licensed hemp grower in Montana under the Montana Hemp Pilot Program, it is not contemplated that Black Bird will, itself, become a significant grower of hemp.

Hemp Industry Background. Hemp, or “industrial hemp”, is a variety of the Cannabis sativa plant species that is grown specifically for the industrial uses of its derived products. In fact, hemp has been found to be useful as a crop, providing many associated products for over 10,000 years, including biodegradable plastics, “hemp-crete,” insulation, paper, textiles, paint, biofuel, food and animal feed.

The road to development of industrial hemp in the United States has not been smooth. Famous early Americans, such as George Washington and Thomas Jefferson, among others, were known to grow hemp and its use in making paper was widespread during colonial times. Throughout the 19th Century, industrial hemp served as a significant cash crop. In the 20th Century, industrial hemp became associated with the use of marijuana, due to the fact that both belong to the Cannabis Sativa species, and was effectively outlawed.

It was not until the passage of the Farm Bill of 2014, followed by the Farm Bill of 2018, that Congress finally disassociated industrial hemp and marijuana and removed both CBD and hemp from the Class I controlled substance category of the Controlled Substance Act. Industrial hemp contains, by definition, a maximum of 0.3% of the psychoactive substance, tetrahydrocannabinol (THC).

Like many states, Montana has adopted a Hemp Pilot Program (the “Montana Program”) for farmers in Montana, pursuant to the requirements set forth in the Farm Bill of 2018. The Montana Program requires hemp growers to obtain a yearly permit for growing industrial hemp, subject to compliance with the Rules and Regulations of the Department of Agriculture of Montana.

For 2020, approximately 40,000 acres of licensed hemp were cultivated in Montana and a total of approximately 465,000 acres of licensed hemp was cultivated in the United States, which acreage totals are expected to increase in each of the next several years. According to New Frontier Data, hemp-related revenues in the U.S. for 2020 will be approximately $5.9 billion.

20

The passage of the Farm Bill of 2018 removed hemp and all of its derivatives from the Controlled Substances Act, thereby reviving hemp production and processing as viable businesses in the United States for companies seeking to meet the now-growing demand for hemp products, hemp-derived CBD and hemp consumer packaged goods.

The Hemp Business Journal estimated that the U.S. hemp industry will grow to at least $1.9 billion by 2022, with an estimated 14.4% annual rate of growth. According to a 2019 report by Research and Markets, the global industrial hemp market size is anticipated to reach $10.6 billion by 2025.

Currently, the majority of hemp products sold in the U.S., such as hemp foods, healthcare products, textiles and building materials, are imported from other countries, especially China and many European countries. However, as domestic restrictions continue to ease, U.S. companies are acquiring, and are expected to continue to acquire, a greater percentage of the hemp product market, both in the U.S. and internationally. The Company believes that American grown and processed hemp products will continue to gain market share in future years.

We believe that there is a shortage of hemp processing capacity in the United States, in general, and in the State of Montana, in particular.

Hemp Processing. The processing of industrial hemp involves the mechanical stripping of the hemp stalk, which range in length from four to twelve or more feet, separating the tough woody interior, the “hurd,” from the softer fibrous exterior of the stalk, the “bast” material, which is the cellulosic fibers found in the phloem of the stalk. We are attempting to establish a hemp processing facility in Montana that will utilize only mechanical processing techniques without the application of chemicals.

Proposed Hemp Processing Facility. Should we obtain adequate funds, we intend to establish a small hemp processing facility in Montana capable of processing approximately 1,000 acres of hemp on an annual basis. There is no assurance that we will ever possess sufficient funds with which to establish the proposed hemp processing facility.

Design and Construction. We have retained the professional services of Ag Processing Solutions, Inc. (“AgPro”), a Great Falls, Montana, engineering firm. AgPro is to assist us in the selection of the location of the proposed hemp processing facility, the specifications for the equipment to be utilized therein and the purchase of the equipment. In addition, AgPro would monitor the construction of the infrastructure and installation of the equipment associated with the proposed hemp processing facility.

Location. We have not yet selected a location for the proposed hemp processing facility.

Source of Processing Material. Black Bird American Hemp would acquire hemp to process from farmers, directly. This will be accomplished by purchase of harvested crops, contracting for purchase of crops prior to the planting season or any time up to harvest. Black Bird American Hemp may contract with farmers for the farmers to plant and deliver harvested crops at an established price or at market. Black Bird American Hemp may contract with farmers to provide the farmer with seed for planting, participate in crop costs during the growing period and agree to pay a predetermined price for a crop at the time of harvest. Black Bird American Hemp may, in addition, offer hemp processing services for a fee based on a weight-of-product-processed basis and may include with such services short or intermediate-term hemp storage.

Montana Licensing Requirements. To commence operations at the proposed hemp processing facility, Black Bird American Hemp will be required to obtain a hemp processor license, a hemp grower license and a commodity dealer license from the State of Montana, in addition to certain licenses from the local jurisdiction in which the proposed hemp processing facility will be located.

Products. Should the proposed hemp processing facility commence operations, Black Bird American Hemp intends to sell, for its own account or for processing customers’ accounts, the products derived from the proposed hemp processing facility’s operations, including, without limitation, bast, hurd, hemp oil, hemp seeds and hemp hearts. The potential applications and, thus, target markets for Black Bird American Hemp’s products include the following, among many others:

•

Bast is the fiber collected from the phloem (the “inner bark” or “skin”) or bast surrounding the stem of the hemp plant. The bast fiber is used in many forms of textiles and in the manufacture of many industrial products, including bioplastics and insulation, both as batt insulation and blown-in insulation. Black Bird American Hemp intends to focus its sales efforts on potential industrial applications.

•

Hurd is the woody chips within the inner core of the hemp stock. Hurd is used to manufacture paper products and certain building materials, such as “hemp-crete” and fiber board, as an oil absorbent and for animal bedding. Black Bird American Hemp intends to focus its sales efforts on building materials and animal bedding.

•

Hemp Flower is the source for hemp seeds and hemp oil, from which CBD is able to be extracted. Black Bird American Hemp intends to focus on sales of the hemp heart, the protein-dense “nut” within the hemp seed.

21

Competition. Black Bird American Hemp will face competition from other hemp processors, some of which can be expected to have longer operating histories and stronger financial resources and experience than Black Bird American Hemp. If Black Bird American Hemp is not successful in competing effectively, our company could experience an adverse affect on our financial condition and results of operations.

In order to be competitive, Black Bird American Hemp will be required to implement effective marketing, sales and support strategies. Black Bird American Hemp may not be able to retain the services of sufficient expertise in marketing, sales and support efforts, to the detriment of our company’s overall business, financial condition, results of operations and market share. There is no assurance Black Bird American Hemp will successfully compete in its markets.

Sales and Distribution. Black Bird American Hemp will market hemp products directly to end-users of such products and will seek distributors who are able to demonstrate an ability to develop robust sales of Black Bird American Hemp’s products.

Governmental Regulations.

In General. The Farm Bill of 2018 removed hemp and all of its derivatives from the Controlled Substances Act. However, state or local governments can, and do, impose limitations.

In Montana. To commence operations at the proposed hemp processing facility, Black Bird American Hemp will be required to obtain a hemp processor license, a hemp grower license and a commodity dealer license from the State of Montana, in addition to certain licenses from the local jurisdiction in which the proposed hemp processing facility will be located.

Recent Development. Recently, the Drug Enforcement Agency (DEA) published an Interim Final Rule (“IFR”) that could be disruptive to United States hemp processors. The IFR can be interpreted to declare that, for a short period of time in the processing cycle, there occurs a concentration of THC in excess of the 0.3% limitation, resulting in the whole product becoming a controlled substance, even though the process would result in no product with THC in excess of the 0.3 % limitation. A lawsuit has been instigated by the Hemp Industries Association, to block the effect of such IFR, as it appears to be an illegal extension of the authority of the DEA and contrary to the Farm Bill of 2018, the bill legalizing industrial hemp. If the IFR is upheld by the courts, it could have a damaging effect on Black Bird American Hemp’s ability to process hemp and carry on the intended business.

Environmental Laws. Black Bird American Hemp intends to operate the proposed hemp processing facility in compliance with all applicable federal, state and local environmental regulations. If Black Bird American Hemp should fail to comply with applicable environmental laws and regulations, it is possible that a governmental enforcement action could result in the restricting or ceasing of its then-existing operations, if any. Any such situation could result in our company’s being required to take measures that would require capital expenditures, installation of new equipment or other corrective actions. In addition, our company could be required to pay for any losses or damage due to Black Bird American Hemp’s operations and/or be required to pay civil or criminal fines or penalties imposed for violations of any such laws or regulations.

Insurance

We have not yet purchased product liability or other insurance. However, our management intends to secure a commercially reasonable product liability insurance policy in September 2021.

Intellectual Property

In General. We regard our rights to intellectual property pertaining to “MiteXstream” and “Grizzly Creek Naturals” and our business know-how as having significant value and as being an important factor in the marketing of our products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Patents. Currently, we own no interest in any patent or patent application. None of the products that we sell in our business is the subject of any patent or patent application. Due to such lack of patent protection, neither our company nor our licensor may be able to defend our or its rights to such intellectual property. (See “Risk Factors”).

Trademarks. We are the owner of the “Grizzly Creek Naturals” and “Black Bird American Hemp” trademarks and have the exclusive right to the use of the “MiteXstream” trademark. In addition, we have the right to use the “Harnessing the Power of Water” trademark, in associated with MiteXstream. It is intended that, in the near future, filings for the registration of these trademarks with the U.S. Patent and Trademark Office will be made.

22

Properties

From 2014 through May 2020, our current Director and former CEO, Jack Jie Qin, provided office space to our company at no cost.

The following sets forth the leased facilities maintained by us as of the date of this Offering Circular.

Address	Description	Use	Yearly Rent	Expiration Date
3505 Yucca Drive Suite 104 Flower Mound, TX 75028	Corporate Office (160 sq. ft.)	Administrative	$7,200	March 2022
60600 US Highway 93 Ronan, Montana 59864	Warehouse (1,000 sq. ft.)	Manufacturing	$18,000	December 2025

We own no real property.

Employees

We currently have two employees, in addition to our current executive officers. Upon our obtaining adequate funding, we expect that we would hire a small number of additional employees. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Effects of COVID-19

As of the date of this Offering Circular, there remain significant uncertainties regarding the current novel Coronavirus (COVID-19) pandemic (including the ongoing impact of its “delta variant”), including the scope of health issues, the possible duration of the pandemic and the extent of local and worldwide social, political and economic disruption it may cause in the future.

To date, the COVID-19 pandemic has had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business, as well as to obtain needed inventory, due to supply chain delays. We are unable to predict when such limitations will ease.

Overall, our company is not of a size that has required us to implement “company-wide” policies in response to the COVID-19 pandemic. Further, our product manufacturing operations have experienced no negative consequences attributable to the COVID-19 pandemic, inasmuch as these operations involve a limited number of persons. However, as the states continue to re-open, re-close, then re-open their economies, the scope and nature of the impacts of COVID-19 on our company will evolve day-by-day, week-by-week.

The COVID-19 pandemic can be expect to continue to result in regional and local quarantines, labor stoppages and shortages, changes in consumer purchasing patterns, mandatory or elective shut-downs of retail locations, disruptions to supply chains, including the inability of our suppliers to deliver materials on a timely basis, or at all, severe market volatility, liquidity disruptions and overall economic instability. It can be further expected that the COVID-19 pandemic will continue to have unpredictably adverse impacts on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise of which we are not currently aware.

We intend to continue to assess the evolving impact of the COVID-19 pandemic, not only on our company, but on the operations of our customers, consumers and supply chains, and intend to make adjustments accordingly. However, the extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on how the COVID-19 pandemic and its impact continues to impact the United States and, to a lesser extent, the rest of the world, all of which remains highly uncertain and cannot be predicted at this time.

In light of these uncertainties, for purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

23

Basis of Presentation

Our company was a “shell company” from 2014 through all of 2019. Effective January 1, 2020, we acquired Black Bird Potentials Inc. (BB Potentials), in a transaction accounted for as a “reverse merger”.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations section includes financial results of (1) our company, Black Bird Biotech, Inc., including its subsidiaries, Black Bird Potentials Inc. (BB Potentials), Big Sky American Dist., LLC (Big Sky American) and Black Bird Hemp Manager, LLC, for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020 and 2019, and (2) the historical financial results of BB Potentials for the year ended December 31, 2019.

Cautionary Statement

The following discussion and analysis should be read in conjunction with our financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

•	Reduced disclosure about our executive compensation arrangements.

•	Not having to obtain non-binding advisory votes on executive compensation or golden parachute arrangements.

•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of these reduced reporting burdens herein, and the information that we provide may be different than what you might get from other public companies in which you hold stock.

Critical Accounting Policies

In General. Our accounting policies are discussed in detail in the footnotes to our financial statements beginning on page F-1. We consider our critical accounting policies related to revenue recognition, inventory and fair value of financial instruments.

Change in Accounting Principle. In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. Our company has early adopted ASU 2020-06 for the year beginning January 1, 2021.

24

Overview and Outlook

With the acquisition of BB Potentials effective January 1, 2020, BB Potentials’ operations became the operations of our company.

Through BB Potentials, our company is the exclusive worldwide manufacturer and distributor of MiteXstream, an EPA-registered plant-based biopesticide (EPA Reg. No. 95366-1) effective in the eradication of mites and similar pests, including spider mites, a pest that destroys crops, especially cannabis, hops, coffee, and house plants, as well as molds and mildew. Also through BB Potentials, we manufacture and sell CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, as well as hand sanitizer gel and spray products, under the Grizzly Creek Naturals brand name. Big Sky American distributes our Grizzly Creek Naturals products, as well as an array of other consumer retail products, in Western Montana. In addition, BB Potentials is a licensed grower of industrial hemp under the Montana Hemp Pilot Program and has established “Black Bird American Hemp” as the brand name under which these efforts will be conducted.

Principal Factors Affecting Our Financial Performance

Following our acquisition of BB Potentials, our future operating results can be expected to be primarily affected by the following factors:

•	our ability to establish and maintain the value proposition of our MiteXstream biopesticide, vis-a-vis other available pest control products;

•	our ability to generate sales channels for MiteXstream; and

•	our ability to contain our operating costs.

Results of Operations

Six Months Ended June 30, 2021 (“Interim 2021”) and 2020 (“Interim 2020”). Beginning in April 2021, Big Sky American began its consumer product distribution operations in Northwest Montana, which had a positive impact on our operating results for the second quarter of 2021, when compared to our operating results for the first quarter of 2021. During Interim 2021, our business operations generated $35,212 (unaudited) in revenues from sales of consumer products, including our Grizzly Creek Naturals products, with a cost of goods sold of $23,631 (unaudited), resulting in a gross profit of $11,581 (unaudited). During Interim 2020, our business operations generated $35,874 (unaudited) in revenues from consumer product sales, including sales of our Grizzly Creek Naturals products, with a cost of goods sold of $13,265 (unaudited), resulting in a gross profit of $22,609 (unaudited).

During Interim 2021, we incurred operating expenses of $378,453 (unaudited), which were comprised of $117,787 (unaudited) in consulting services, $9,927 (unaudited) in website expenses, $43,773 (unaudited) in legal and professional services, $-0- (unaudited) for product license, $6,660 (unaudited) in rent, $5,078 (unaudited) in advertising and marketing expense and $193,559 (unaudited) in general and administrative expense, resulting in a net loss of $(474,047) (unaudited).

During Interim 2020, we incurred operating expenses of $127,697 (unaudited), which were comprised of $39,299 (unaudited) in consulting services, $3,334 (unaudited) in website expenses, $42,950 (unaudited) in legal and professional services and $31,329 (unaudited) in general and administrative expense, resulting in a net loss of $(105,149) (unaudited).

We expect that our revenues will increase from quarter to quarter, beginning with the fourth quarter of 2021 based on two primary circumstances: (1) sales of MiteXstream are expected to begin during the last half of the third quarter of 2021; and (2) the operations of Big Sky American are expected to expand over time. There is no assurance that material sales of MiteXstream will be realized or that the operations of Big Sky American will yield increased sales. We expect to incur operating losses through at least the fourth quarter of 2021.

Further, because of our current lack of capital and the current lack of brand name awareness of MiteXstream and Grizzly Creek Naturals, we cannot predict the levels of our future revenues. However, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business.

Years Ended December 31, 2020 (“Fiscal 2020”) and 2019 (“Fiscal 2019”). During Fiscal 2020, our business operations generated $57,604 in revenues from sales of our Grizzly Creek Naturals products with a cost of goods sold of $28,245, resulting in a gross profit of $29,359. During Fiscal 2019, our company did not generate any revenues. During Fiscal 2019, BB Potentials generated $17,771 in revenues from sales of Grizzly Creek Naturals products with a cost of goods sold of $17,802, resulting in a gross loss of $31.

During Fiscal 2020, we incurred operating expenses of $714,162, which were comprised of $266,640 in consulting services ($23,000 of which was paid by the issuance of common stock), $17,899 in website expenses, $143,310 in legal and professional services, $23,280 for product license, $17,200 in rent, $1,918 in advertising and marketing expense, $4,461 in bad debt expense, $29,788 in beneficial conversion expense and $209,666 in general and administrative expense, resulting in a net loss of $690,158.

During Fiscal 2019, BB Potentials incurred operating expenses of $149,642, which were comprised of $48,108 in consulting services ($45,000 of which was paid by the issuance of common stock), $8,471 in website expenses, $32,860 in legal and professional services, $44,762 for product license, $4,461 in bad debt expense and $10,980 in general and administrative expense, resulting in a net loss of $149,373.

25

We expect that our revenues will increase from quarter to quarter beginning with the fourth quarter of 2021. We expect to incur operating losses through at least December 31, 2021. Management believes that sales of MiteXstream, which are expected to begin prior to the end of the third quarter of 2021, will allow our company to operate at a profit starting in 2022, although there is no assurance that such will be the case. Further, because of our current lack of capital and the current lack of brand name awareness of MiteXstream,, we cannot predict the levels of our future revenues.

Based on informal testing done by, and discussions with, cannabis (marijuana and industrial hemp) cultivation industry participants, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business. The impact of these operations is expected to arrive beginning in the second quarter of 2021, at the earliest.

Plan of Operation and Recent Developments

MiteXstream. Pursuant to our agreement with Touchstone Enviro Solutions, Inc. (“Touchstone”), a company owned by three of our directors, Fabian G. Deneault, Eric Newlan and L. A. Newlan, Jr., BB Potentials possesses the exclusive rights, even as to Touchstone, to manufacture, sell and distribute MiteXstream. The exclusivity granted would be reduced to a status of non-exclusivity, should be fail to manufacture at least 2,500 gallons of concentrate in any year during the term of the MiteXstream Agreement; provided, however, that such minimum required is deemed to have been satisfied through December 31, 2022. We are required to pay Touchstone a royalty of $10 per gallon of MiteXstream manufactured by us or by any sublicensee of ours. For no further consideration, we were granted the rights to use the “MiteXstream” trademark and the “Harnessing the Power of Water” trademark.

Based on informal testing done by, and discussions with, cannabis cultivation industry participants, our management believes that MiteXstream will become the most dynamic, fastest growing part of our business. However, no prediction can be made in this regard.

Effective December 16, 2020, MiteXstream was approved as a biopesticide by the U.S. Environmental Protection Agency (EPA Reg. No. 95366-1). We have begun to seek approval for use of MiteXstream in the various states; the state approval process takes between one and eight months, variously. To date, MiteXstream is approved for sale in six states, Nevada, Colorado, Washington, Oregon, Montana and Kentucky, with applications pending in nine additional states, including California. Until we obtain the required pesticide certification in a state, we will not sell any MiteXstream. In addition, we intend to seek approval of MiteXstream in countries around the world, although no specific time for such actions has been set.

We have begun to market MiteXstream through channels known to our management. However, until July 2021, supply chain interruptions prevented us from producing commercial quantities. These supply chain interruptions have been resolved and sales of MiteXstream are expected to begin prior to the end of the third quarter of 2021.

In March 2021, we entered into a distribution agreement with IFC Fulfillment Company (“IFC”), a Los Angeles-based export firm, whereby IFC was appointed the exclusive distributor for MiteXstream in China, Hong Kong and Taiwan. Our Director, Jack Jie Qin, a Company director, facilitated the signing of the IFC Agreement. As of the date of this Offering Circular, IFC has not made a sales of MiteXstream.

When we obtain sufficient capital, it is our intention to hire a national sales director. There is no assurance that we will be able to achieve this objective. In any event, we have begun efforts to secure a a small number of established distributors through which to sell MiteXstream in the United States and internationally. There is no assurance we will be successful in these efforts.

CBD and Other Consumer Products. We have created “Grizzly Creek Naturals” as the brand name for our CBD-related products, which are manufactured by our company using CBD purchased from third parties. We currently manufacture and sell our line of Grizzly Creek Naturals CBD products, including CBD Oils and Gummies, CBD Topicals and CBD dog treats. We also manufacture and sell hand sanitizer gel and spray products (without CBD) under our Grizzly Creek Naturals brand. In addition, since the operations of Big Sky American commenced in April 2021, we sell an array of consumer products, including Grizzly Creek Naturals product, to retail locations in Western Montana.

Distribution. When it began to manufacture and sell our CBD products in mid-2019, BB Potentials self-distributed its products. In December 2020, these distribution efforts we formalized with the formation of Big Sky American. In February 2021, Big Sky American purchased certain distribution-related assets associated with approximately 200 retail locations in Western Montana for $200,000 in cash. Big Sky American currently distributes an array of consumer products, including the Grizzly Creek Naturals products, to retail locations in Western Montana.

Website. We sell our Grizzly Creek Naturals CBD products to consumers through our website: www.grizzlycreeknaturals.com.

26

Financial Condition, Liquidity and Capital Resources

Capital Sources.

Regulation A Offering. In May 2020, our company filed an Offering Statement on Form 1-A (File No. 254-11215) (the “2020 Reg A”) with the SEC with respect to 70,000,000 shares of common stock, as amended, which was qualified by the SEC on August 4, 2020. For the six months ended June 30, 2021, we sold a total of 4,875,000 shares of common stock for a total of $195,000 in cash, under the 2020 Reg A. Subsequent to June 30, 2021, we sold a total of 1,562,500 shares of our common stock for a total of $50,000 under the 2020 Reg A. In August 2021, the 2020 Reg A expired.

Third-Party Loans.

GPL Ventures LLC. In April 2020, we obtained a loan in the amount of $25,000 from GPL Ventures LLC. In consideration of such loan, we issued a $25,000 face amount convertible promissory note (the “GPL Note”) bearing interest at 10% per annum, with principal and interest due in January 2021. The GPL Note was convertible into shares of our common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

At June 30, 2020, accrued interest on the GPL Note was $417.

In November 2020, the GPL Note, including accrued interest, was repaid in full in the amount of $28,000 ($25,000 in principal and $3,000 in interest).

Tri-Bridge Ventures LLC. In April 2020, we obtained a loan in the amount of $25,000 from Tri-Bridge Ventures LLC. In consideration of such loan, we issued a $25,000 face amount convertible promissory note (the “Tri-Bridge Note”) bearing interest at 10% per annum, with principal and interest due in January 2021. Tri-Bridge Note is convertible into shares of our common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

At June 30, 2021 and 2020, accrued interest on the Tri-Bridge Note was $2,917 and $417, respectively.

At June 30, 2021, the Tri-Bridge Note was past due.

EMA Financial, LLC. In December 2020, we obtained a loan from EMA Financial, LLC which netted us $50,000 in proceeds. In consideration of such loan, we issued a $58,600 face amount convertible promissory note (the “EMA Note”), with OID of $4,100, bearing interest at 10% per annum, with principal and interest due in September 2021. We had the right to repay the EMA Note at a premium ranging from 120% to 145% of the face amount. The EMA Note was convertible into shares of our common stock at a conversion price equal to the lower of 60% of the market price of our common stock on the date of issuance of the EMA Note and the date of conversion, any time after June 15, 2021.

In June 2021, the EMA Note was repaid in full in the amount of $93,697.70, as follows: $61,119.80 in principal; $3,499.30 in interest; and $29,078.60 as a prepayment premium.

Power Up Lending Group Ltd. In January 2021, we obtained a loan from Power Up Lending Group Ltd. which netted us $52,000 in proceeds. In consideration of such loan, we issued a $55,500 face amount convertible promissory note (“Power Up Note #1”) bearing interest at 12% per annum, with principal and interest due in January 2022. We had the right to repay the Power Up Note #1 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #1 was convertible into shares of ouir common stock at a conversion price equal to the lower of 61% of the market price of our common stock on the date of issuance of the Power Up Note #1 and the date of conversion, any time after July 14, 2021.

At June 30, 2021, no portion of the Power Up Note #1 had been repaid by us.

Subsequent to June 30, 2021, during July 2021, the Power Up Note #1 was repaid in full through conversion into shares of our common stock, as follows:

Amount Converted	Conversion Price Per Share	Number Shares
$15,000	$0.0162	925,926
$20,000	$0.0143	1,398,601
$20,500	$0.0143	1,666,434
Total Converted: $55,500		Total Shares: 3,990,961

27

SE Holdings, LLC. In February 2021, we obtained a loan from SE Holdings LLC which netted us $106,000 in proceeds. In consideration of such loan, we issued a $121,000 face amount promissory note (the “SE Holdings Note”), with OID of $15,000, bearing interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in July 2021. We have the right to repay the SE Holdings Note at any time. Should we default on SE Holdings Note, the SE Holdings Note becomes convertible into shares of our common stock at a conversion price equal to the lesser of the lowest closing bid price of our commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of the SE Holdings Note. In addition, we issued 2,000,000 shares of its common stock to SE Holdings as a commitment fee, which shares were valued at $0.065 with a 50% discount per share, or $65,000, in the aggregate.

At June 30, 2021, no portion of the SE Holdings Note had been repaid by us.

Power Up Lending Group Ltd. In February 2021, we obtained a loan from Power Up Lending Group Ltd. which netted us $43,500 in proceeds. In consideration of such loan, we issued a $43,500 face amount convertible promissory note (“Power Up Note #2”) bearing interest at 12% per annum, with principal and interest due in January 2022. We have the right to repay the Power Up Note #2 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #2 may be converted into shares of our common stock at a conversion price equal to the lower of 61% of the market price of our common stock on the date of issuance of the Power Up Note #2 and the date of conversion, any time after August 17, 2021.

At June 30, 2021, no portion of the Power Up Note #2 had been repaid by us.

Subsequent to June 30, 2021, during August and September 2021, the Power Up Note #2 was repaid in full through the conversion into shares of our common stock, as follows:

Amount Converted		Conversion Price Per Share	Number Shares
$15,000		$0.0137	1,094,891
$20,000		$0.0093	2,150,538
$11,110	(1)	$0.0081	1,371,605
Total Converted: $46,110			Total Shares: 4,617,034

________

(1) This amount includes $2,610 of interest.

Power Up Lending Group Ltd. In April 2021, we obtained a loan from Power Up Lending Group Ltd. which netted us $68,750 in proceeds. In consideration of such loan, we issued a $68,750 face amount convertible promissory note (“Power Up Note #3”) bearing interest at 12% per annum, with principal and interest due in April 2022. We have the right to repay the Power Up Note #3 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #3 may be converted into shares of our common stock at a conversion price equal to the lower of 61% of the market price of our common stock on the date of issuance of the Power Up Note #3 and the date of conversion, any time after October 22, 2021.

At June 30, 2021, no portion of the Power Up Note #3 had been repaid by us.

Power Up Lending Group Ltd. Subsequent to June 30, 2021, in August 2021, we obtained a loan from Power Up Lending Group Ltd. which netted us $78,750 in proceeds. In consideration of such loan, we issued a $78,750 face amount convertible promissory note (“Power Up Note #4”) bearing interest at 12% per annum, with principal and interest due in August 2022. We have the right to repay the Power Up Note #4 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #4 may be converted into shares of our common stock at a conversion price equal to the lower of 61% of the market price of our common stock on the date of issuance of the Power Up Note #4 and the date of conversion, any time after February 13, 2022.

FirstFire Global Opportunities Fund LLC. Subsequent to June 30, 2021, in September 2021, we obtained a loan from FirstFire Global Opportunities Fund LLC which netted us $125,000 in proceeds, with OID of $125,000. In consideration of such loan, we issued a $250,00 face amount promissory note (the “FirstFire Note”), which is due in June 2022. We have the right to repay the FirstFire Note at any time and, if we repay the FirstFire Note prior to December 1, 2021, our repayment obligation is reduced by $50,000. Should we default on FirstFire Note, the FirstFire Note becomes convertible into shares of our common stock at a conversion price of equal to the offering price of the Offered Shares.

Tiger Trout Capital Puerto Rico LLC. Subsequent to June 30, 2021, in September 2021, we obtained a loan from Tiger Trout Capital Puerto Rico LLC which netted us $250,000 in proceeds, with OID of $250,000. In consideration of such loan, we issued a $500,00 face amount promissory note (the “Tiger Trout Note”), which is due in June 2022. We have the right to repay the Tiger Trout Note at any time and, if we repay the Tiger Trout Note prior to December 1, 2021, our repayment obligation is reduced by $50,000. Should we default on Tiger Trout Note, the Tiger Trout Note becomes convertible into shares of our common stock at a conversion price of equal to the offering price of the Offered Shares.

June 30, 2021. At June 30, 2021, our company had $66,476 (unaudited) in cash and had working capital of $11,171 (unaudited), compared to $52,974 in cash and a working capital deficit of $7,609 at December 31, 2020. The change in our working capital position from December 31, 2020, to June 30, 2021, is attributable primarily to our applying $200,000 in available cash to the purchase of distribution assets in February 2021.

In June 2021, we obtained an advance from one of our officers and directors, Eric Newlan, in th amount of $93,732.70. The funds were used to repay the EMA Financial Note (the total repayment amount was $93,697.70: $61,119.80 in principal; $3,499.30 in interest; and $29,078.60 as a prepayment premium). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At June 30, 2021, $50,000 of such loan had been repaid and we owed Mr. Newlan $43,697.70.

Our company’s current cash position of approximately $100,000 is adequate for our company to maintain its present level of operations through the remainder 2021. However, we must obtain additional capital from third parties to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

December 31, 2020. At December 31, 2020, our company had $52,974 in cash and working capital of $7,610, compared to $973 in cash and a working capital deficit of $1,140,795 at December 31, 2019. The significant change in our working capital position from December 31, 2019, to December 31, 2020, is attributable primarily to (1) the cancellation of $1,133,097 of debt in exchange for shares of our common stock, pursuant to three separate agreements with related parties and (2) $530,500 in proceeds from sales of our common stock, including $528,000 derived from the 2020 Reg A.

During the Current Period, we obtained net advances $4,470 from a related party with which to pay certain operating expenses, including $3,000 in fees of our former auditor.

Transactions Relating to the BB Potentials Acquisition. In connection with our acquisition of BB Potentials, we consummated a stock cancellation agreement with a related party and three separate debt forgiveness agreements with related parties, as follows:

Stock Cancellation Agreement. We entered into this agreement with our former majority shareholder, EFT Holdings, Inc., whereby we cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc. The total stated capital and additional paid-in capital associated with such shares is $79,265 (unaudited), and is a reduction of our shareholders’ equity.

28

Debt Forgiveness Agreements. We entered into three separate debt forgiveness agreements with related parties:

EFT Holdings, Inc.: we issued 18,221,906 shares of common stock to our former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

EF2T, Inc.: we issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

Astonia LLC: we issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest.

Our company’s current cash position of approximately $50,000 is adequate for our company to maintain its present level of operations through the remainder 2021. However, we must obtain additional capital from third parties to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

December 31, 2019. At December 31, 2019, Black Bird had $85,969 in cash and working capital of $114,945, compared to $37,662 in cash and working capital of $37,662 at December 31, 2018. From its inception in October 2018 through December 31, 2019, BB Potentials derived a total of $217,250 in cash from sales of its common stock.

Inflation

Our management believes economic conditions point toward significant inflationary pressures arising in the near future. However, no prediction can be made in this regard and, further, no prediction can be made with respect to how the potential impact any inflation would affect our results of operations.

Seasonality

For the foreseeable future, we expect that our operating results will be impacted by the seasonality of farming operations, including cannabis grow operations. However, we are currently unable to predict the level to which such seasonality will impact our business.

Off Balance Sheet Arrangements

As of June 30, 2021, and December 31, 2020, there were no off-balance sheet arrangements. We have entered into operating leases for two facilities, as follows:

Address	Description	Use	Yearly Rent	Expiration Date
3505 Yucca Drive Suite 104 Flower Mound, TX 75028	Corporate Office (160 sq. ft.)	Administrative	$7,200	March 2022
60600 US Highway 93 Ronan, Montana 59864	Warehouse (1,000 sq. ft.)	Manufacturing	$18,000	December 2025

Contractual Obligations

To date, we have entered into a single long-term lease obligation that require us to make monthly payments of $1,500 through 2025.

Capital Expenditures

We made capital expenditures of $185,702 during the six months ended June 30, 2021, which included the purchase of distribution assets used by Big Sky American and the purchase of other distribution-related assets. Without obtaining additional capital, we will not be able to make any capital expenditures.

We made no capital expenditures during Fiscal 2020 and Fiscal 2019.

29

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position(s)

Fabian G. Deneault	54	Director, Chairman of the Board, President
Eric Newlan	59	Director, Vice President, Secretary
William E. Sluss	66	Director, Vice President–Finance, Chief Financial Officer
Jack Jie Qin	62	Director
L. A. Newlan, Jr.	86	Director

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors.

Eric Newlan is the son of L. A. Newlan, Jr. There exist no other family relationships between our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Fabian G. Deneault became our company’s President and a Director upon our acquisition of Black Bird, January 2020. Mr. Deneault is a founder of Black Bird and has served as President and as a Director since its inception in October 2018. From January 2017 through December 2019, Mr. Deneault owned and operated Grizzly Creek Medical Cannabis, a proprietorship licensed as a medical marijuana dispensary in the State of Montana. Since June 2016, Mr. Deneault has been President of Touchstone Enviro Solutions, Inc., a purveyor of environmentally-friendly products and an affiliate of our company. From 2014 through April 2016, Mr. Deneault owned and operated PetroXg3 LLC, a purveyor of environmentally-friendly products. For more than 10 years prior to that, Mr. Deneault was engaged in petrochemical sales.

Eric Newlan became our company’s Vice President and a Director upon our acquisition of Black Bird, January 2020. Mr. Newlan is a founder of Black Bird and has served as Vice President, Secretary and as a Director since its inception in October 2018. Since 1987, Mr. Newlan has been a shareholder in the Flower Mound, Texas, law firm of Newlan & Newlan, Ltd., a firm engaged principally in the area of securities regulation, as well as general business counsel. Since June 2016, Mr. Newlan has been Vice President of Touchstone Enviro Solutions, Inc., a purveyor of environmentally-friendly products and an affiliate of our company. From October 2012 to October 2015, Mr. Newlan served as a director, and from April to October 2015, Mr. Newlan served as CEO, of Green Life Development, Inc., a Las Vegas, Nevada-based a purveyor of environmentally-friendly products. Mr. Newlan earned a B.A. degree in Business from Baylor University, Waco, Texas, and a J.D. degree from the Washburn University School of Law, Topeka, Kansas. Mr. Newlan is a member of the Texas Bar.

L. A. Newlan, Jr. became a Director of our company upon our acquisition of Black Bird, January 2020. Mr. Newlan was born in Morristown, New Jersey. After a public school education in Daytona Beach, Florida, he served a three-year tour of duty in the United States Marine Corps, from 1953-1956. Mr. Newlan earned a B.A. in Political Science from the University of California at Los Angeles, in 1961, and a J.D. degree from Loyola University of Los Angeles School of Law, Los Angeles, California, in 1964. He has engaged in the private practice of law in California (1965-1977), Kansas (1977-1984) and Texas (1984-Present). Since 1987, Mr. Newlan has been a shareholder in the Flower Mound, Texas, law firm of Newlan & Newlan, Ltd., a firm engaged principally in the area of securities regulation, as well as general business counsel. In addition to the practice of law, during his career, Mr. Newlan has engaged in business in the oil and gas industry, international construction and engineering and alcoholic beverage distribution. Mr. Newlan is a member of the Texas Bar.

Jack Jie Qin has been a Director of our company since February 2010. From February 2010 until our acquisition of Black Bird in January 2020, Mr. Qin served as our President, Chief Executive Officer and Secretary. Mr. Qin has been President, Chief Executive Officer and Chairman of the Board of EFT Holdings, Inc., a Los Angeles, California-based product sales company, since November 2007. Since July 2016, Mr. Qin has served as a Director and President/CEO of HeavenStone Corp., a Temecula, California-based real estate development company. Since 2002, Mr. Qin has been the President of EFT Inc., the predecessor of EFT Holdings, Inc. From July 1998 to December 2002, Mr. Qin was the President of eFastTeam International, Inc. located in Los Angeles, California. Between June 1992 and December 1997 Mr. Qin was the President of LA Import & Export Company, also located in Los Angeles, California. In May 1991, Mr. Qin earned an MBA degree from Emporia State University, Emporia, Kansas. In May 1982, Mr. Qin graduated from Jiangxi Engineering Institute in Nanchang, China, with a major in Mechanical Engineering.

William E. Sluss has been our Principal Financial and Accounting Officer since January 2011. In January 2020, Mr. Sluss became a Director, Vice President–Finance and Chief Financial Officer of our company. Between August 2010 and January 2011, Mr. Sluss coordinated our accounting and financial reporting. Between 2008 and 2010, Mr. Sluss was the Chief Financial Officer for AcccuForce Staffing Services in Kingsport, Tennessee. Between 2002 and 2008 Mr. Sluss was the Chief Financial Officer and Treasurer for Studsvik, Inc., a nuclear services company based in Erwin, Tennessee. Mr. Sluss is a Certified Public Accountant in the State of Virginia and received his Bachelor of Science degree in accounting from the University of Virginia’s College at Wise, Wise, Virginia.

30

Conflicts of Interest

Our company has obtained an exclusive worldwide license with respect to MiteXstream from Touchstone Enviro Solutions, Inc. (Touchstone), a company controlled by three of our directors, Fabian G. Deneault, Eric Newlan and L. A. Newlan, Jr. Due to this circumstance, it is possible that these persons could be in a conflict of interest position at a time in the future. Should any such conflict of interest arise, Messrs. Deneault, Newlan and Newlan will, in accordance with the fiduciary duty to our company and our shareholders, resolve any such conflict of interest by exercising utmost good faith and fair dealing.

Corporate Governance

In General. We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During 2020, our Board of Directors did not hold a meeting, but took action by written consent in lieu of a meeting on three occasions.

Executive Committee. Our Board of Directors created an Executive Committee to facilitate management between meetings of the full Board of Directors. The Executive Committee is composed of Fabian G. Deneault (chairman), William E. Sluss and Eric Newlan. During 2020, the Executive Committee did not hold a meeting, but took action by written consent in lieu of a meeting on twelve occasions. Pursuant to our Bylaws and the charter of the Executive Committee, between meetings of the full Board of Directors, the Executive Committee has the full power and authority of the Board of Directors in the management of our business and affairs, except to the extent limited by Nevada law.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Vice President and Secretary, Eric Newlan, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Newlan collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

31

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com- pensation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Jack Jie Qin	2020	---	---	---	---	---	---	---	---
Former President	2019	---	---	---	---	---	---	---	---
	2018	---	---	---	---	---	---	---	---

William E. Sluss	2020	---	---	---	---	---	---	26,500	26,500
Vice President–Finance and	2019	37,000	---	---	---	---	---	---	37,000
Chief Financial Officer	2018	37,000	---	---	---	---	---	---	37,000

Fabian G. Deneault *	2020	---	---	---	---	---	---	70,692	70,692
President	2019	---	---	---	---	---	---	---	---
	2018	---	---	---	---	---	---	---	---

Eric Newlan *	2020	---	---	---	---	---	---	85,010	85,010
Vice President	2019	---	---	---	---	---	---	---	---
	2018	---	---	---	---	---	---	---	---

* This person did not become an officer and director of our company until January 2020.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jack Jie Qin (1)	---	---	---	---	n/a	---	n/a	---	---
William E. Sluss	---	---	---	---	n/a	---	n/a	---	---
Fabian G. Deneault	---	---	---	---	n/a	---	n/a	---	---
Eric Newlan	---	---	---	---	n/a	---	n/a	---	---

(1) Mr. Qin ceased being an officer of our company effective January 1, 2020, though he remains a Director.

Employment Agreements

We have not entered into employment agreements with our executive officers, although it is our intention to do so in the future. None of the terms of such employment agreements has been determined.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Offering Circular, we had 224,197,495 shares of common stock issued and outstanding. The following table sets forth information known to us relating to the beneficial ownership of shares of our voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. Unless otherwise indicated, the business address of each person listed is in care of Black Bird Biotech, Inc., 3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Before This Offering			After This Offering
Name and Address of Beneficial Owner	Shares Owned		Percentage Owned (1)	Shares Owned		Percentage Owned (2)
Executive officers and directors
Fabian G. Deneault	49,746,253		19.69%	49,746,253		15.05%
Eric Newlan	24,658,703	(3)	9.76%	24,658,703	(3)	7.46%
Jack Jie Qin	2,831,661	(4)	1.12%	2,831,661	(4)	*
William E. Sluss	1,115,002		*	1,115,002		*
L. A. Newlan, Jr.	24,658,703	(5)	9.76%	24,658,703	(5)	7.46%
Officers and directors, as a group (5 persons)	103,010,322	(6)	40.78%	103,010,322	(6)	31.17%
5% Owners
EF2T, Inc. (7)	19,215,740		7.61%	19,215,740		5.81%
Tri-Bridge Ventures LLC (8)	18,975,860		7.51%	23,925,860		7.24%

*	Less than 1%.
(1)

Based on 252,565,547 shares outstanding, which includes 224,197,495 issued shares and 28,367,952 unissued shares that underlie portions of convertible debt instruments convertible within 60 days of the date of this Offering Circular, before this offering.

(2)

Based on 330,465,547 shares outstanding, which includes 294,697,495 issued shares and 35,767,952 unissued shares that underlie portions of convertible debt instruments convertible within 60 days of the date of this Offering Circular, after this offering.

(3)	These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(4)	These shares are owned of record by Astonia LLC. Jack Jie Qin, a Director of our company, is the sole manager of this entity.
(5)

These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr. However, 21,442,356 of these shares are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.

(6)

Included in these shares are (a) 24,658,703 shares owned of record by Newlan & Newlan, Ltd. (See Note 3), (b) 2,831,661 shares owned of record by Astonia LLC (see Note 4) and (c) 24,658,703 shares owned of record by Newlan & Newlan, Ltd. (See Note 5).

(7)	This entity is owned by Wen Qin, the sister of Jack Jie Qin, a Director of our company.
(8)	Mr. John Forsythe III is the managing member of this entity.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BB Potentials

Our new Directors, Fabian G. Deneault, Eric Newlan, L. A. Newlan, Jr. and William E. Sluss, collectively owned, directly and indirectly, 75.33% of the issued and outstanding shares of common stock of BB Potentials and 100% of the issued and outstanding voting preferred stock of BB Potentials. Pursuant to the Merger Agreement with BB Potentials, Mr. Deneault, Eric Newlan, L. A. Newlan, Jr. and Mr. Sluss were issued a total of 100,178,661 shares our common stock. The table below sets forth information relating to such persons’ acquiring their respective shares of capital stock of BB Potentials and the number of shares of our common stock issued to each of them.

Name	BB Potentials Capital Stock Beneficial Ownership	Total Consideration Paid for BB Potentials Capital Stock	Common Stock Issued Pursuant to Merger Agreement

Fabian G. Deneault	Common Stock: 22,700,000 shares Preferred Stock: 500,000 shares	$4,250 in cash	49,746,253 shares

Eric Newlan	Common Stock: 11,250,000 shares (1) Preferred Stock: 250,000 shares (1)	$125 in cash	24,658,703 shares (2)

L. A. Newlan, Jr.	Common Stock: 11,250,000 shares (1) Preferred Stock: 250,000 shares (1)	$125 in cash	24,658,703 shares (3)

William E. Sluss	Common Stock: 520,000 shares	Consulting services valued at $7,000	1,115,002 shares

(1)	These shares were purchased of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(2)	These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr.
(3)

These shares are owned of record by Newlan & Newlan, Ltd., a law firm owned by Eric Newlan and L. A. Newlan, Jr. However, 21,442,356 of these shares are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.

Loans from Related Parties

2021. In June 2021, one of our officers and directors, Eric Newlan, advanced the sum of $93,732 to our company. The funds were used to repay the a note payable to a third party (EMA Financial LLC). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. As of the date of this Offering Circular, $50,000 of such loan had been repaid and we owed Mr. Newlan $43,697.

2020. During the year ended December 31, 2020, net advances of $4,670 were received from Astonia LLC. Astonia LLC is considered a “related party,” due to the fact that a Director of our company, Jack Jie Qin, is the manager of Astonia LLC. The amounts due Astonia LLC bear interest at 5% per year and have a maturity of one year. As of December 31, 2020, we owed Astonia LLC $161 in accrued and unpaid interest.

2019. During the year ended December 31, 2019, advances of $22,676 were received from EFT Holdings, Inc. Also during the year ended December 31, 2019, we repaid $139,611 in loans due to EFT Holdings, Inc. The amounts due EFT Holdings, Inc. carried an interest rate of 5% per year, were secured by all future sales and had a maturity of one year. As of December 31, 2019, we owed EFT Holdings, Inc. $251,785 in accrued and unpaid interest. $-0- of these EFT Holdings, Inc. advances at December 31, 2019, were past due and payable upon demand. In conjunction with the Merger Agreement, all amounts owed to EFT Holdings, Inc. as of December 31, 2019, were extinguished. (See “Debt Forgiveness Agreements with Related Parties” below).

During the year ended December 31, 2019, advances of $64,500 were received from EF2T, Inc. The amounts due EF2T, Inc. carried an interest rate of 5% per year, were secured by all future sales and had a maturity of one year. As of December 31, 2019, we owed EF2T, Inc. $4,742 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to EF2T, Inc. as of December 31, 2019, were extinguished. (See “Debt Forgiveness Agreements with Related Parties” below).

During the year ended December 31, 2019, advances of $135,000 were received from Astonia, LLC. Astonia, LLC is considered a “related party”, due to the fact that a Director of our company, Jack Jie Qin, is the manager of Astonia. The amounts due Astonia, LLC carried an interest rate of 5% per year, were secured by all future sales and had a maturity of one year. As of December 31, 2019, we owed Astonia $1,997 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to Astonia, LLC as of December 31, 2019, were extinguished. (See “Debt Forgiveness Agreements with Related Parties” below).

34

Debt Forgiveness Transactions with Related Parties

In conjunction with the Merger Agreement with BB Potentials, we entered into debt forgiveness agreements with related parties, as follows:

•

EFT Holdings, Inc.: we issued 18,221,906 shares of common stock to our former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

•	EF2T, Inc.: we issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

•

Astonia LLC: we issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest, pursuant to a debt forgiveness agreement.

Cancellation of Stock Transaction with Related Party

In conjunction with the Merger Agreement with BB Potentials, we entered into a cancellation of stock agreement with our former majority shareholder, EFT Holdings, Inc., whereby we cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

MiteXstream Agreements

Effective January 1, 2019, BB Potentials entered into a Distribution and Private Label Agreement (the “Original MiteXstream Agreement”) with Thoreauvian Product Services, LLC (“TPS”), a company controlled by two of our company’s officers and directors, Fabian G. Deneault and Eric Newlan, relating to the licensed biopesticide product, MiteXstream (the “Private Label Product”). The Original MiteXstream Agreement had an initial term of 10 years and a single 10-year renewal term. Under the Original MiteXstream Agreement, BB Potentials had the exclusive right to distribute and sell the Private Label Product in the United States and Canada. In addition, BB Potentials was required to pay a $20,000 exclusivity fee and to purchase $20,000 of the Private Label Product in conjunction with the signing of the Original MiteXstream Agreement and to purchase not less than $20,000 of the Private Label Product each year. In addition, BB Potentials was required to pay all costs in excess of $20,000 associated with MiteXstream’s becoming approved by the U.S. EPA (and relevant states) as a pesticide.

In February 2021, the Original MiteXstream Agreement was replaced with a similar agreement, a Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”), between BB Potentials and Touchstone Enviro Solutions Inc. (Touchstone), the parent company of TPS, which served to expand BB Potentials’ rights with respect to MiteXstream, an EPA-registered biopesticide. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of our company approved the New MiteXstream Agreement.

35

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, a law firm of which Eric Newlan, one of our officers and directors, is the sole member. Further, Newlan & Newlan, Ltd., Flower Mound, Texas, a law firm of which Eric Newlan and another of our directors, L. A. Newlan, Jr., are the shareholders. Newlan & Newlan, Ltd. owns of record 49,317,406 shares of our common stock. However, 21,442,356 of these shares are beneficially owned by Cruciate Irrevocable Trust, of which trust L. A. Newlan, Jr. is a trustee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

36

INDEX TO FINANCIAL STATEMENTS

Black Bird Biotech, Inc.

(formerly Digital Development Partners, Inc.)

Unaudited Financial Statements for the Six Months Ended June 30, 2021

Audited Financial Statements for the Years Ended December 31, 2020 and 2019

Black Bird Potentials Inc.

Audited Financial Statements for the Years Ended December 31, 2019 and 2018

Black Bird Biotech, Inc.

(formerly Digital Development Partners, Inc.)

Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Balance Sheet at December 31, 2019	F-41
Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2019	F-42
Notes to Unaudited Pro Forma Financial Statements	F-43

F-1

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Balance Sheets

	6/30/21 (unaudited)	12/31/20
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$66,746	$52,974
Other current assets
Accounts receivable	4,773	39,676
Inventory	75,743	13,500
Pre-paid expenses	230,889
Total current assets	378,151	106,150
OTHER ASSETS
Deposit - asset purchase	---	20,000
Fixtures and equipment	13,838	---
Intangible asset	147,778	---
Total other assets	161,616	20,000
TOTAL ASSETS	$539,767	$126,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Other current liabilities
Accounts payable and accrued liabilities	$47,142	$46,253
Accrued interest payable	14,488	2,201
Due to related party	48,975	4,470
Third-party notes payable, net of loan fees of $48,625 and debt discount of $8,750	256,375	45,617
Total current liabilities	366,980	98,541
TOTAL LIABILITIES	$366,980	$98,541

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 325,000,000 shares authorized, 184,025,000 and 164,925,000 shares issued and outstanding at June 30, 2021, and December 31, 2020, respectively	$184,025	$164,925
Stockholder receivable	(1,000)	(1,000)
Additional paid-in capital	1,273,690	703,353
Retained earnings (accumulated deficit)	(1,283,928)	(839,669)
Total stockholders’ equity	172,787	27,609
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$539,767	$126,150

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statements of Operations

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2021		2020		2021		2020
Sales		$33,005		$29,971		$35,212		$35,874
Cost of goods sold		22,110		9,333		23,631		13,265
Gross profit (loss)		10,895		20,638		11,581		22,609
Expense
Consulting services		78,440		4,299		117,787		39,299
Website expense		6,913		2,456		9,927		3,334
Legal and professional services		5,100		19,625		43,773		42,950
Product distribution and development costs		---		4,121		---		4,121
Beneficial conversion expense		---		6,664		---		6,664
Advertising and marketing		3,712		---		5,078		---
License fee		335		---		1,669		---
Rent		1,860		---		6,660		---
General and administrative		98,657		20,018		193,559		31,329
Total expenses		195,017		57,183		378,453		127,697
Net operating loss		(184,122)		(36,545)		(366,872)		(105,088)
Other expense
Amortization		(31,667)		---		(42,222)		---
Interest expense		(48,907)		(50)		(63,089)		(61)
Depreciation expense		(1,118)		---		(1,864)		---
Total other income (expense)		(81,692)		(50)		(107,175)		(61)
Profit (loss) before taxes		(265,814)		(36,595)		(474,047)		(105,149)
Income tax expense		---		---		---
Net profit (loss)		(265,814)		$(36,595)		(474,047)		$(105,149)
Net profit (loss) per common share
Basic	$	(-)	$	(-)	$	(-)	$	(-)
Diluted	$	(-)	$	(-)	$	(-)	$	(-)
Weighted average number of common shares outstanding:
Basic		175,735,164		150,164,560		172,040,746		150,088,874
Diluted		192,758,214		150,164,560		188,368,033		150,088,874

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Six Months Ended June 30, 2021 and 2020 (unaudited)

	Common Stock		Stockholder	Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Receivable	Capital	Deficit)	Total
Balance, December 31, 2020	164,925,000	164,925	(1,000)	703,353	(839,669)	27,609
Effect of adoption of ASU 2020-06	---	---	---	(56,343)	29,788	(26,555)
Stock issued for cash	4,875,000	4,875	---	190,125	---	195,000
Stock issued for services	150,000	150	---	6,730	---	6,880
Stock issued for commitment fee	2,000,000	2,000	---	63,000	---	65,000
Net loss	---	---	---	---	(208,233)	(208,233)
Balance, March 31, 2021	171,950,000	$171,950	$(1,000)	$906,865	$(1,018,114)	$59,701
Stock issued for cash	3,125,000	3,125	---	96,875	---	100,000
Stock issued for services	450,000	450	---	13,050	---	13,500
Stock issued for services	8,000,000	8,000	---	242,400	---	250,400
Stock issued for services	500,000	500	---	14,500	---	15,000
Net loss	---	---	---	---	(265,814)	(265,814)
Balance, June 30, 2021	184,025,000	$184,025	$(1,000)	$1,273,690	$(1,283,928)	$172,787

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Six Months Ended June 30, 2021 and 2020 (unaudited) (cont.)

	Common Stock		Stockholder	Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Receivable	Capital	Deficit)	Total
Balance, December 31, 2019	85,970,665	$85,971	$ ---	$7,488,946	$(8,715,712)	$(1,140,795)
Cancellation of stock	(79,265,000)	(79,265)	---	79,265	---	---
Stock issued for debt cancellation	23,294,335	23,294	---	1,109,803	---	1,133,097
Effect of issuance related to acquisition of Black Bird Potentials Inc.	120,000,000	120,000	(1,000)	(4,055)	---	114,945
Inventory contributed to additional paid-in capital by related party	---	---	---	399	---	399
Stock issued for services	100,000	100	---	7,900	---	8,000
Net loss	---	---	---	---	(68,554)	(68,554)
Balance, March 31, 2020	150,100,000	$150,100	$(1,000)	$8,682,258	$(8,784,266)	$47,092
Stock issued for cash	125,000	125	---	2,375	---	2,500
Beneficial conversion related to convertible debt	---	---	---	29,990	---	29,990
Net loss	---	---	---	---	(36,595)	(36,595)
Balance, June 30, 2020	150,225,000	$150,125	$(1,000)	$8,714,623	$(8,820,861)	$42,987

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2021		2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(474,047)		$(105,149)
Adjustments to reconcile net loss to net cash used for operating activities:
Stock issued for services		68,391		8,000
Non-cash beneficial conversion expense		---		6,664
Amortization		42,222		---
Accumulated depreciation		1,864		---
Accounts receivable		(4,773)		---
Amortization of financing fees		50,803		---
Debt amortization		---		---
Prepaid expense		---		---
Accrued interest		12,287		61
Inventory		(36,067)		(31,845)
Accrued expenses		889		4,903
Net cash used for operating activities		(338,431)		(117,366)

CASH FLOWS FROM INVESTING ACTIVITIES
Machinery and equipment		---		(519)
Asset purchase		(180,000)		---
Purchase of furniture and equipment		(5,702)		---
Net cash used for investing activities		(185,702)		(519)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans payable - related party		---		6,670
Financing fees paid		(16,750)		---
Proceeds from loan payable		273,750		50,000
Proceeds from issuance of common stock		295,000		2,500
Net advances from related party		44,505		---
Repayment of note payable		(58,600)		---
Net cash provided by financing activities		537,905		59,170
Net increase (decrease) in cash and cash equivalents		13,772		(58,715)
Cash and cash equivalents at beginning of period		52,974		85,969
Cash and cash equivalents at end of period		$66,746		$27,254

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to repay related party debt	$	---		$1,133,067
Common stock issued for commitment fee		$65,000	$	---

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---	$	---
Interest paid	$	---	$	---

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-6

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Notes to Unaudited Consolidated Financial Statements

June 30, 2021

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information required by GAAP for complete annual financial statement presentation.

These unaudited interim consolidated financial statements, as of June 30, 2021, and for the six months ended June 30, 2021 and 2020, reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary to fairly present the Company’s financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America. Operating results for the six months ended June 30, 2021, are not necessarily indicative of the results to be expected for other interim periods or for the full year ending December 31, 2021. These unaudited interim financial statements should be read in conjunction with the financial statements and accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities Exchange Commission.

Nature of Operations

Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.) (the “Company”) was incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.”, which was changed to “Digital Development Partners, Inc.” in August 2009. Effective June 14, 2021, the Company’s name change to “Black Bird Biotech, Inc.” Through 2014, the Company was involved, first, in the mining industry and, then, in the communications industry.

From 2015 until the January 1, 2020 acquisition of Black Bird Potentials Inc., a Wyoming corporation (“BB Potentials”), the Company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. The Company’s Board of Directors has adopted the business plan of BB Potentials and the Company’s ongoing operations now include those of BB Potentials. References to “the Company” include BB Potentials, as well as its other wholly-owned subsidiaries: Big Sky American Dist., LLC, a Montana limited liability company, and Black Bird Hemp Manager, LLC, a Montana limited liability company.

The Company is the exclusive worldwide manufacturer and distributor for MiteXstreamTM, an EPA-certified plant-based biopesticide effective in the eradication of spider mites, a pest that destroys crops, especially cannabis, hops, coffee and house plants, as well as molds and mildew.

The Company also manufactures and sells, under its Grizzly Creek NaturalsTM brand name, CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, as well as hand sanitizer gel and spray products. In addition, BB Potentials is a licensed grower of industrial hemp under the Montana Hemp Pilot Program.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company also has a working capital deficit as of June 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s activities will necessitate significant uses of working capital beyond 2021. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s researching for new markets. The Company plans to continue financing its operations with cash received from financing activities, more specifically from related party loans.

F-7

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents and Restricted Cash

Cash and equivalents include investments with initial maturities of three months or less. The Company had no cash equivalents as of June 30, 2021, and December 31, 2020.

Income Taxes

The Company accounts for income taxes utilizing ASC 740, “Income Taxes”. ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not included in the measurement. The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carry forwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with ASC 260, Earnings per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are potential dilutive securities as of June 30, 2021 and 2020.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company has early adopted ASU 2020-06 for the year beginning January 1, 2021.

F-8

Change in Accounting Principle

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06-Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40)-Accounting For Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021, and early adoption is permitted for fiscal years beginning after December 15, 2020. The Company has early adopted ASU 2020-06 for the year beginning January 1, 2021.

The Company will adopt the if-converted method for calculating EPS and the modified retrospective method as the transition method. The if-converted method assumes that the conversion of convertible securities occurs at the beginning of the reporting period and the modified retrospective recognizes the cumulative effect of the change as an adjustment to the beginning balance of retained earnings as of the date of adoption. Under the modified-retrospective method, no adjustment should be made to the comparative-period information including EPS.

During the six months ended June 30, 2021, the cumulative effect of the changes on retained earnings is $29,788, additional paid-in-capital is $56,343 and notes payable is $26,555, as reflected in the accompanying financial statements. During the six months ended June 30, 2021 the effect on EPS would be unchanged after the adoption of ASU 2020-06.

3. ACQUISITION OF BLACK BIRD POTENTIALS INC.

Effective January 1, 2020, the Company consummated a plan and agreement of merger (the “Merger Agreement”) with Black Bird Potentials Inc., a Wyoming corporation (BB Potentials), pursuant to which BB Potentials became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 120,000,000 shares of its common stock to the shareholders of BB Potentials and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 100,178,661 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Due to the effects of the “reverse merger” acquisition of BB Potentials occurring effective January 1, 2020, in accordance with ASC 805 Business Combinations, the presentation of the financial statements represents the continuation of BB Potentials, the accounting acquirer, except for the legal capital structure. Historical shareholders’ equity of the Company, the accounting acquiree, has been adjusted to reflect the recapitalization. Retained earnings (deficit) of the BB Potentials, the accounting acquirer have been carried forward after the acquisition and operations prior to the merger are those of BB Potentials, the accounting acquirer. Earnings per share for periods prior to the merger have been adjusted to reflect the recapitalization.

4. COMMON STOCK

Common Stock Issued for Cash

During the six months ended June 30, 2021, the Company sold (a) a total of 4,875,000 shares of its common stock for a total of $195,000, or $.04 per share, in cash, and (b) a total of 3,125,000 shares of its common stock for a total of $100,000, or $.032 per share, in cash, under its Regulation A Offering.

Common Stock Issued for Services

2021

In June 2021, the Company issued 500,000 shares of common stock to its Chief Financial Officer and Director, William E. Sluss, as a retention bonus, which shares were valued at $.03 per share, or $15,000, in the aggregate.

F-9

In May 2021, the Company issued 8,000,000 shares of common stock to a third-party consultant pursuant to a consulting agreement, which shares were valued at $.0313 per share, or $250,400, in the aggregate. The term of the consulting agreement expires in May 2022.

In April 2021, the Company issued 450,000 shares of common stock to a third-party consultant pursuant to a consulting agreement, which shares were valued at $.03 per share, or $13,500, in the aggregate. The term of the consulting agreement expired in June 2021.

In February 2021, the Company issued 2,000,000 shares of its common stock to a third party as a commitment fee, which shares were valued at $0.065 with a 50% discount per share, or $65,000, in the aggregate.

Pursuant to a consulting agreement, in January, February and March 2021, the Company issued a total of 150,000 shares (50,000 shares each month) of its common stock to a third-party consultant, which shares were valued at $0.0406 per share ($2,030, in the aggregate), $0.0534 per share ($2,670, in the aggregate) and $0.0436 per share ($2,180, in the aggregate), respectively.

2020

In March 2020, the Company issued 100,000 shares of common stock to two third-party consultants pursuant to a consulting agreement, which shares were valued at $.08 per share, or $8,000, in the aggregate. The term of the consulting agreement expired in September 2020.

Acquisition of BB Potentials

Effective January 1, 2020, the Company consummated the Merger Agreement with BB Potentials. Pursuant to the Merger Agreement, the Company issued 120,000,000 shares of its common stock to the shareholders of BB Potentials and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 100,178,661 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Stock Cancellation Agreement

In conjunction with the Merger Agreement, the Company entered into a cancellation of stock agreement with its former majority shareholder, EFT Holdings, Inc., whereby it cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

Debt Forgiveness Agreements

In conjunction with the Merger Agreement, the Company entered into debt forgiveness agreements with related parties, as follows:

EFT Holdings, Inc. The Company issued 18,221,906 shares of common stock to its former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

EF2T, Inc. The Company issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

Astonia LLC. The Company issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest.

5. NEW MITEXSTREAM AGREEMENT

In February 2021, BB Potentials entered into a Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”) with a related party, Touchstone Enviro Solutions, Inc., which replaced a prior similar agreement (the “Original MiteXstream Agreement”) and served to expand BB Potentials’ rights with respect to MiteXstream, an EPA-registered biopesticide. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of the Company approved the New MiteXstream Agreement.

F-10

6. ASSET PURCHASE AGREEMENT

In December 2020, a newly-formed subsidiary of the Company, Big Sky American Dist., LLC, a Montana limited liability company (“Big Sky American”), which distributes the Company’s Grizzly Creek Naturals CBD and other consumer products in Western Montana, entered into an asset purchase agreement (the “Big Sky APA”), whereby it purchased certain distribution-related assets associated with approximately 200 retail locations in Western Montana for $200,000 in cash, in February 2021. The purchased assets consisted of $10,000 of furniture and equipment and $190,000 of an intangible asset, a customer list, which is being amortized over 18 months.

7. INTANGIBLE ASSET

The Company has an intangible asset related to the purchase of product distribution assets in the amount of $190,000, which is for a customer list and is being amortized over 18 months. The Company recorded amortization expense in the amount of $42,222 for the six months ended June 30, 2021. As of June 30, 2021, the intangible asset net of accumulated amortization is $147,778. Amortization expense for 2021 is estimated to be $105,556.

8. CONVERTIBLE PROMISSORY NOTES

GPL Ventures LLC. In April 2020, the Company obtained a loan in the amount of $25,000 from GPL Ventures LLC. In consideration of such loan, the Company issued a $25,000 face amount convertible promissory note (the “GPL Note”) bearing interest at 10% per annum, with principal and interest due in January 2021. The GPL Note was convertible into shares of the Company’s common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

At June 30, 2020, accrued interest on the GPL Note was $417.

In November 2020, the GPL Note, including accrued interest, was repaid in full in the amount of $28,000 ($25,000 in principal and $3,000 in interest).

Tri-Bridge Ventures LLC. In April 2020, the Company obtained a loan in the amount of $25,000 from Tri-Bridge Ventures LLC. In consideration of such loan, the Company issued a $25,000 face amount convertible promissory note (the “Tri-Bridge Note”) bearing interest at 10% per annum, with principal and interest due in January 2021. Tri-Bridge Note is convertible into shares of the Company’s common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020.

At June 30, 2021 and 2020, accrued interest on the Tri-Bridge Note was $2,917 and $417, respectively.

At June 30, 2021, the Tri-Bridge Note was past due.

EMA Financial, LLC. In December 2020, the Company obtained a loan from EMA Financial, LLC which netted us $50,000 in proceeds. In consideration of such loan, the Company issued a $58,600 face amount convertible promissory note (the “EMA Note”), with OID of $4,100, bearing interest at 10% per annum, with principal and interest due in September 2021. The Company had the right to repay the EMA Note at a premium ranging from 120% to 145% of the face amount. The EMA Note was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 60% of the market price of the Company’s common stock on the date of issuance of the EMA Note and the date of conversion, any time after June 15, 2021.

In June 2021, the EMA Note was repaid in full in the amount of $93,697.70, as follows: $61,119.80 in principal; $3,499.30 in interest; and $29,078.60 as a prepayment premium.

F-11

Power Up Lending Group Ltd. In January 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $52,000 in proceeds. In consideration of such loan, the Company issued a $55,500 face amount convertible promissory note (“Power Up Note #1”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company had the right to repay the Power Up Note #1 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #1 was convertible into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #1 and the date of conversion, any time after July 14, 2021.

At June 30, 2021, no portion of the Power Up Note #1 had been repaid by the Company.

Subsequent to June 30, 2021, during July 2021, the Power Up Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows (See Note 14. Subsequent Events):

Amount Converted	Conversion Price Per Share	Number Shares
$15,000	$0.0162	925,926
$20,000	$0.0143	1,398,601
$20,500	$0.0143	1,666,434
Total Converted: $55,500		Total Shares: 3,990,961

SE Holdings, LLC. In February 2021, the Company obtained a loan from SE Holdings LLC which netted the Company $106,000 in proceeds. In consideration of such loan, the Company issued a $121,000 face amount promissory note (the “SE Holdings Note”), with OID of $15,000, bearing interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in July 2021. The Company has the right to repay the SE Holdings Note at any time. Should the Company default on SE Holdings Note, the SE Holdings Note becomes convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the lowest closing bid price of the Company’s commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of the SE Holdings Note. In addition, the Company issued 2,000,000 shares of its common stock to SE Holdings as a commitment fee, which shares were valued at $0.065 with a 50% discount per share, or $65,000, in the aggregate.

At June 30, 2021, no portion of the SE Holdings Note had been repaid by the Company.

Power Up Lending Group Ltd. In February 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $43,500 in proceeds. In consideration of such loan, the Company issued a $43,500 face amount convertible promissory note (“Power Up Note #2”) bearing interest at 12% per annum, with principal and interest due in January 2022. The Company has the right to repay the Power Up Note #2 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #2 may be converted into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #2 and the date of conversion, any time after August 17, 2021.

At June 30, 2021, no portion of the Power Up Note #2 had been repaid by the Company.

Power Up Lending Group Ltd. In April 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $68,750 in proceeds. In consideration of such loan, the Company issued a $68,750 face amount convertible promissory note (“Power Up Note #3”) bearing interest at 12% per annum, with principal and interest due in April 2022. The Company has the right to repay the Power Up Note #3 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #3 may be converted into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #3 and the date of conversion, any time after October 22, 2021.

At June 30, 2021, no portion of the Power Up Note #3 had been repaid by the Company.

F-12

9. STOCKHOLDER RECEIVABLE

At June 30, 2021, and December 31, 2020, cash relating to a stockholder receivable of BB Potentials for $1,000, which stockholder receivable became a part of the Company’s outstanding common stock history, upon its acquisition of BB Potentials. The stockholder receivable relates to 42,885 shares of Company common stock.

10. AMENDMENTS OF ARTICLES OF INCORPORATION

In January 2020, the Company filed a Certificate of Amendment to its Articles of Incorporation to change its corporate name to “Black Bird Potentials Inc.” and submitted such filing to FINRA for approval thereof. FINRA did not approve such filing, due to an extended passage of time from the Company’s initial filing and its being late in filing certain periodic reports.

In February 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock to 325,000,000.

In April 2021, the Company amended its Articles of Incorporation to change its corporate name to “Black Bird Biotech, Inc.” and submitted such filing to FINRA for approval thereof, which amendment became effective June 14, 2021.

11. RELATED PARTY TRANSACTIONS

Acquisition of BB Potentials

Effective January 1, 2020, the Company consummated the Merger Agreement with BB Potentials. Pursuant to the Merger Agreement, the Company issued 120,000,000 shares of its common stock to the shareholders of BB Potentials and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 100,178,661 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Stock Cancellation Agreement

In conjunction with the Merger Agreement, the Company entered into a cancellation of stock agreement with its former majority shareholder, EFT Holdings, Inc., whereby it cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

Debt Forgiveness Agreements

In conjunction with the Merger Agreement, the Company entered into debt forgiveness agreements with related parties, as follows:

EFT Holdings, Inc. The Company issued 18,221,906 shares of common stock to its former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

EF2T, Inc. The Company issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

Astonia LLC. The Company issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest

Advances from Related Parties

Six Months Ended June 30, 2021. During the six months ended June 30, 2021, the Company obtained an advance from one of its officers and directors, Eric Newlan, as follows:

In June 2021, Mr. Newlan advanced the sum of $93,732.70 to the Company. The funds were used to repay the EMA Financial Note (the total repayment amount was $93,697.70: $61,119.80 in principal; $3,499.30 in interest; and $29,078.60 as a prepayment premium). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At June 30, 2021, $50,000 of such loan had been repaid and we owed Mr. Newlan $43,697.70.

At June 30, 2021, the Company owed EF2T, Inc. $773 and Astonia LLC $4,470.

F-13

Six Months Ended June 30, 2020. During the six months ended June 30, 2020, advances of $4,470 were received from Astonia LLC. The amounts due Astonia LLC bear interest at 5% per year and have a maturity of one year. As of June 30, 2021 and 2020, the Company owed Astonia LLC $4,470 and $4,470 in principal, respectively, and $321 and $61 in accrued and unpaid interest, respectively.

Stock Issued for Bonus

In June 2021, the Company issued 500,000 shares of common stock to its Chief Financial Officer and Director, William E. Sluss, as a retention bonus, which shares were valued at $.03 per share, or $15,000, in the aggregate.

New MiteXstream Agreement

In February 2021, BB Potentials entered into a Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”) with a related party, Touchstone Enviro Solutions, Inc., which replaced a prior similar agreement (the “Original MiteXstream Agreement”) and served to expand BB Potentials’ rights with respect to MiteXstream, an EPA-registered biopesticide. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of the Company approved the New MiteXstream Agreement.

12. LOANS PAYABLE - RELATED PARTIES

Six Months Ended June 30, 2021. During the six months ended June 30, 2021, the Company obtained an advance from one of its officers and directors, Eric Newlan, as follows:

In June 2021, Mr. Newlan advanced the sum of $93,732.70 to the Company. The funds were used to repay the EMA Financial Note (the total repayment amount was $93,697.70: $61,119.80 in principal; $3,499.30 in interest; and $29,078.60 as a prepayment premium). Such funds were obtained as a loan on open account, accrue no interest and are due on demand. At June 30, 2021, $50,000 of such loan had been repaid and we owed Mr. Newlan $43,697.70.

Six Months Ended June 30, 2020. During the six months ended June 30, 2020, the Company entered into three separate debt forgiveness agreements with related parties:

EFT Holdings, Inc. The Company issued 18,221,906 shares of common stock to its former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

EF2T, Inc. The Company issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

Astonia LLC. The Company issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest.

During the six months ended June 30, 2020, advances of $3,000 were received from Astonia LLC. The amounts due Astonia LLC bear interest at 5% per year and have a maturity of one year. As of June 30, 2021 and 2020, the Company owed Astonia LLC $4,470 and $4,470 in principal, respectively, and $321 and $61 in accrued and unpaid interest, respectively.

F-14

13. REGIONAL DEVELOPMENT AND DISTRIBUTION AGREEMENT

In March 2020, BB Potentials entered into a regional development and distribution agreement with Northland Partners, LLC (the “Tri-State Distributor”), who will focus on distribution of BB Potentials’ products in North Dakota, South Dakota and Minnesota. Tri-State Distributor has the right to distribute BB Potentials’s products anywhere in the United States. Due to local restrictions relating to the COVID-19 pandemic, as of June 30, 2021, the Tri-State Distributor had not yet begun its distribution efforts.

14. SUBSEQUENT EVENTS

Consulting Agreement

In July 2021, the Company entered into a consulting agreement with a third party, pursuant to which it is obligated to issue 167,000 shares of its common stock for each month of the six-month term of such agreement, a total of 1,002,000 shares.

Common Stock Issued for Cash

In July 2021, the Company sold a total of 1,562,500 shares of its common stock for a total of $50,000, or $0 .032 per share, in cash, under its Regulation A Offering.

Common Stock Issued for Services

In July 2021, the Company issued 1,002,000 shares of its common stock to a third party consultant, which shares were valued at $0.039 per share, or $39,078, in the aggregate.

Common Stock Issued Under Convertible Promissory Note

Subsequent to June 30, 2021,during July 2021, the Power Up Note #1 was repaid in full through conversion into shares of the Company’s common stock, as follows:

Amount Converted	Conversion Price Per Share	Number Shares
$15,000	$0.0162	925,926
$20,000	$0.0143	1,398,601
$20,500	$0.0143	1,666,434
Total Converted: $55,500		Total Shares: 3,990,961

Termination of Regulation A Offering

In August 2021, the Company’s Offering Statement on Form 1-A (File No. 254-11215), which was qualified by the SEC on August 4, 2020, expired.

Convertible Promissory Note

Power Up Lending Group Ltd. In August 2021, the Company obtained a loan from Power Up Lending Group Ltd. which netted the Company $78,750 in proceeds. In consideration of such loan, the Company issued a $78,750 face amount convertible promissory note (“Power Up Note #4”) bearing interest at 12% per annum, with principal and interest due in August 2022. The Company has the right to repay the Power Up Note #4 at a premium ranging from 125% to 145% of the face amount. The Power Up Note #4 may be converted into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of the Power Up Note #4 and the date of conversion, any time after February 13, 2022.

Other

Management has evaluated subsequent events through August 23, 2021.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.) and Subsidiaries (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and also has only a small capital surplus that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Reverse Merger

Description of the Matter

In 2020, the Company was the accounting acquiree in a transaction accounted for as a “reverse merger” where a non-public company was the accounting acquirer as further described in Note 3. The Company consolidated the two entities effective January 1, 2020 in accordance with ASC 805 Business Combinations. The Company performed an assessment of the carrying value of the private company and calculated the appropriate amounts to record relating to the recapitalization on the balance sheet and more specifically, the equity section of the balance sheet.

Auditing the Company’s accounting of the reverse merger and ultimate consolidation of the two entities is complex due to the judgment involved related to the recapitalization of the accounting acquiree’s equity and the application of the consolidation in accordance with ASC 805 Business Combinations.

How We Addressed the Matter in Our Audit

We obtained an understanding of the Company’s controls over their accounting for business combinations. Our testing included among other things, recalculating the significant components of the recapitalization, agreeing the terms of the merger agreement to the application of the recapitalization and tested the balances of the accounting acquirer. We also tested the equity components of the consolidated group from the recapitalization forward and the consolidation of the two entities for the year to determine it is presented in accordance with ASC 805 Business Combinations.

/s/ Farmer, Fuqua, & Huff, P.C.

Farmer, Fuqua, & Huff, P.C.

We have served as the Company’s auditor since 2020

Richardson, TX

April 15, 2021

F-16

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Balance Sheets

	12/31/20	12/31/19
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$52,974	$973
Other current assets
Inventory	39,676	---
Pre-paid consulting	13,500	---
		---
Total current assets	106,150	973
OTHER ASSETS
Deposit - asset purchase	20,000	---
TOTAL ASSETS	$126,150	$973

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Other current liabilities
Accounts payable and accrued liabilities	$46,253	$267,195
Accrued interest payable	2,201	---
Due to related party	4,470	---
Related-party note payable	---	874,573
Third-party notes payable, net of discount related to conversion feature of $26,556		---
loan fees of $7,556 and debt discount of $3,871	45,617	---
Total current liabilities	98,541	1,141,768
TOTAL LIABILITIES	$98,541	$1,141,768

STOCKHOLDERS’ EQUITY
Common stock, $0.00001 par value, 325,000,000 shares authorized, 164,925,000 and 85,970,665 shares issued and outstanding at December 31, 2020 and 2019, respectively	$164,925	$85,971
Stockholder receivable	(1,000)	---
Additional paid-in capital	703,353	7,488,946
Retained earnings (accumulated deficit)	(839,669)	(8,715,712)
Total stockholders’ equity	27,609	(1,140,795)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$126,150	$973

The accompanying notes are an integral part of these financial statements.

F-17

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statements of Operations

	Year Ended 12/31/20	Year Ended 12/31/19
Sales	$57,604	$17,771
Cost of goods sold	28,245	17,802
Gross profit (loss)	29,359	(31)

Expense
Consulting services	266,640	48,108
Website expense	17,899	8,471
Legal and professional services	143,310	32,860
Advertising and marketing	1,918	---
Bad debt expense	4,461	4,461
License fee	23,280	44,762
Rent	17,200	---
Beneficial conversion expense	29,788	---
General and administrative	209,666	10,980
Total expenses	714,162	149,642
Net operating loss	(684,803)	(149,673)
Other expense
Net other income (expense)	518	300
Interest expense	(5,873)	---
Total other income (expense)	(5,355)	300
Profit (loss) before taxes	(690,158)	(149,373)
Income tax expense	---	---
Net profit (loss)	$(690,158)	$(149,373)

Net profit (loss) per common share
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding:
Basic	120,358,931	120,358,939
Diluted	132,545,440	120,358,939

The accompanying notes are an integral part of these financial statements.

F-18

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2020 and 2019

	Common Stock		Stockholder	Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Receivable	Capital	Deficit)	Total
Balance, December 31, 2018	85,970,665	85,971	---	7,488,946	(8,593,745)	(1,018,828)
Net loss	---	---	---	---	(121,967)	(121,967)
Balance, December 31, 2019	85,970,665	85,971	---	7,488,946	(8,715,712)	(1,140,795)
Cancellation of stock	(79,265,000)	(79,265)	---	79,265	---	---
Stock issued for debt cancellation	23,294,335	23,294	---	1,109,803	---	1,133,097
Effect of issuance related to acquisition of Black Bird Potentials Inc.	120,000,000	120,000	(1,000)	(8,570,256)	8,566,201	114,945
Stock issued for services	100,000	100	---	7,900	---	8,000
Stock issued for cash	125,000	125	---	2,375	---	2,500
Stock issued for cash	5,000,000	5,000	---	195,000	---	200,000
Stock issued for cash	2,500,000	2,500	---	97,500	---	100,000
Stock issued for cash	1,250,000	1,250	---	48,750	---	50,000
Stock issued for cash	4,450,000	4,450	---	173,550	---	178,000
Stock issued for services	1,500,000	1,500	---	13,500	---	15,000
Beneficial conversion related to convertible debt	---	---	---	56,343	---	56,343
Inventory contributed to additional paid-in capital by related party	---	---	---	677	---	677
Net loss	---	---	---	---	(690,158)	(690,158)
Balance, December 31, 2020	164,925,000	$164,925	$(1,000)	$703,353	$(839,669)	$27,609

The accompanying notes are an integral part of these financial statements.

F-19

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	Year Ended 12/31/20		Year Ended 12/31/19
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(690,158)		$(149,373)
Adjustments to reconcile net loss to net cash used for operating activities:
Stock issued for services		23,000		45,000
Account receivable		---		(8,922)
Debt amortization		672		---
Bad debt expense		4,461		4,461
Non-cash beneficial conversion expense		29,788		---
Prepaid consulting fees		(13,500)		---
Accrued interest		2,201		---
Inventory		(30,212)		(6,581)
Deposits		20,000		(20,000)
Accrued expenses		34,283		4,272
Net cash used for operating activities		(619,465)		(131,143)
CASH FLOWS FROM INVESTING ACTIVITIES
Deposit - asset purchase		(20,000)		---
Net cash used for investing activities		(20,000)		---
CASH FLOWS FROM FINANCING ACTIVITIES
Financing fees paid		(8,000)		---
Repayment of loan payable - third party		(25,000)		---
Repayments on related-party notes		---		179,450
Loans payable - third parties		104,500		---
Proceeds from issuance of common stock		530,500
Net advances from related party		4,470
Net cash provided by financing		606,470		179,450
Net increase (decrease) in cash and cash equivalents		(32,995)		48,307
Cash and cash equivalents at beginning of period		85,969		37,662
Cash and cash equivalents at end of period		$52,974		$85,969

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to repay related party debt		$1,133,067	$	---
Common stock issued for stockholder receivable	$	---		$1,000
Non-cash additional paid-in capital by related parties		$677		$2,206

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---	$	---
Interest paid		$3,000	$	---

The accompanying notes are an integral part of these financial statements.

F-20

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

Notes to Consolidated Financial Statements

December 31, 2020

1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.) (the “Company”) was incorporated in the State of Nevada in 2006 under the name “Cyprium Resources Inc.”, which was changed to Digital Development Partners, Inc. in August 2009. Effective June 14, 2021, the Company’s name changed to its current name. Through 2014, the Company was involved, first, in the mining industry and, then, in the communications industry.

From 2015 until the January 1, 2020 acquisition of Black Bird Potentials Inc., a Wyoming corporation (“Black Bird”), the Company was a “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934. The Company’s Board of Directors has adopted the business plan of Black Bird and the Company’s ongoing operations now include those of Black Bird. References to “the Company” include Black Bird, as well as its other wholly-owned subsidiaries: Big Sky American Dist., LLC, a Montana limited liability company, and Black Bird Hemp Manager, LLC, a Montana limited liability company.

The Company is the exclusive worldwide manufacturer and distributor for MiteXstreamTM, an EPA-certified plant-based biopesticide effective in the eradication of spider mites, a pest that destroys crops, especially cannabis, hops, coffee and house plants, as well as molds and mildew.

The Company also manufactures and sells, under its Grizzly Creek NaturalsTM brand name, CBD products, including CBD Oils, gummies and pet treats, and CBD-infused personal care products, as well as hand sanitizer gel and spray products. In addition, Black Bird is a licensed grower of industrial hemp under the Montana Hemp Pilot Program.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company also has only a small capital surplus as of December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s activities will necessitate significant uses of working capital beyond 2020. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s researching for new markets. The Company plans to continue financing its operations with cash received from financing activities, more specifically from related party loans.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents and Restricted Cash

Cash and equivalents include investments with initial maturities of three months or less. The Company had no cash equivalents or restricted cash as of December 31, 2020 and 2019.

F-21

Income Taxes

The Company accounts for income taxes utilizing ASC 740, “Income Taxes.” ASC 740 requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry forwards, and of deferred tax liabilities for taxable temporary differences. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law. The effects of future changes in tax laws or rates are not included in the measurement. The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns. The Company currently has substantial net operating loss carry forwards. The Company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with ASC 260, Earnings per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. At December 31, 2020, there were potentially dilutive securities of the Company outstanding; at December 31, 2019, there were no potentially dilutive securities of the Company outstanding.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3. ACQUISITION OF BLACK BIRD POTENTIALS INC.

Effective January 1, 2020, the Company consummated a plan and agreement of merger (the “Merger Agreement”) with Black Bird Potentials Inc., a Wyoming corporation (Black Bird), pursuant to which Black Bird became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company issued 120,000,000 shares of its common stock to the shareholders of Black Bird and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 100,178,661 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Due to the effects of the “reverse merger” acquisition of Black Bird occurring effective January 1, 2020, in accordance with ASC 805 Business Combinations, the presentation of the financial statements represents the continuation of Black Bird, the accounting acquirer, except for the legal capital structure. Historical shareholders’ equity of the Company, the accounting acquiree, has been adjusted to reflect the recapitalization. Retained earnings (deficit) of the Black Bird, the accounting acquirer have been carried forward after the acquisition and operations prior to the merger are those of Black Bird, the accounting acquirer. Earnings per share for periods prior to the merger have been adjusted to reflect the recapitalization.

Accordingly, (1) the Company’s Consolidated Balance Sheet as of December 31, 2020, reports the Company and Black Bird on a consolidated basis, (2) the Company’s Consolidated Balance Sheet as of December 31, 2019, reports the Company as it existed prior to its acquisition of Black Bird, (3) the Company’s Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for December 31, 2019 reflects the Company as it existed prior to its acquisition of Black Bird, and for December 31, 2020 reflects an adjustment for the revere merger (recapitalization) between the Company and Black Bird, (4) the Company’s Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the year ended December 31, 2020, reports the Company and Black Bird on a consolidated basis, and (5), the Company’s Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the year ended December 31, 2019, report historical information of Black Bird.

F-22

4. COMMON STOCK

Acquisition of Black Bird

Effective January 1, 2020, the Company consummated the Merger Agreement with Black Bird. Pursuant to the Merger Agreement, the Company issued 120,000,000 shares of its common stock to the shareholders of Black Bird and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 100,178,661 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Stock Cancellation Agreement

In conjunction with the Merger Agreement and effective January 1, 2020, the Company entered into a cancellation of stock agreement with its former majority shareholder, EFT Holdings, Inc., whereby it cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

Debt Forgiveness Agreements

In conjunction with the Merger Agreement and effective January 1, 2020, the Company entered into debt forgiveness agreements with related parties, as follows:

• EFT Holdings, Inc.: the Company issued 18,221,906 shares of common stock to its former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

• EF2T, Inc.: the Company issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

• Astonia LLC: the Company issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest.

Common Stock Issued for Services

In March 2020, the Company issued 100,000 shares of common stock to two third-party consultants pursuant to a consulting agreement, which shares were valued at $.08 per share, or $8,000, in the aggregate. In addition to the issuance of such shares, the third-party consultants were paid $500 per month and a sales commission equal to 5% of sales made through Black Bird’s GrizzlyCreekNaturals.com website. The term of the consulting agreement expired September 30, 2020.

In November 2020, the Company issued a total of 1,500,000 shares of common stock to two third-party consultants, pursuant to separate consulting agreements, which shares were valued at $.01 per share, or $15,000, in the aggregate. In addition to the issuance of such shares, the third-party consultants were paid a total of $6,200 in cash for website development and related services. The terms of these consulting agreements expire September 30, 2021.

Common Stock Issued for Cash

During the year ended December 31, 2020, the Company sold 125,000 shares of its common stock to a third party for $2,500 in cash, or $.02 per share. Also during the year ended December 31, 2020, the Company sold a total of 13,200,000 shares of its common stock for a total of $528,000, or $.04 per share, in cash, under its Offering Statement on Form 1-A (File No. 254-11215) (the “Regulation A Offering”).

5. STOCKHOLDER RECEIVABLE

At December 31, 2020, cash relating to a stockholder receivable of Black Bird for $1,000, which stockholder receivable became a part of the Company’s outstanding common stock history, upon its acquisition of Black Bird. The stockholder receivable relates to 42,885 shares of Company common stock. The Company expects to collect the stockholder receivable amount during the second quarter of 2021.

6. AMENDMENT OF ARTICLES OF INCORPORATION

In January 2020, the Company filed a Certificate of Amendment to our Articles of Incorporation to change its corporate name to “Black Bird Potentials Inc.” In January 2020, application was made to FINRA for approval and implementation of the corporate name change. FINRA did not approve such filing, due to an extended passage of time from the Company’s initial filing and its being late in filing certain of its periodic reports. The Company intends to re-file for approval of the corporate name change action, during the second quarter of 2021. (See Note 15. Subsequent Events—Amendments of Articles of Incorporation).

F-23

7. RELATED PARTY TRANSACTIONS

Acquisition of Black Bird

Effective January 1, 2020, the Company consummated the Merger Agreement with Black Bird. Pursuant to the Merger Agreement, the Company issued 120,000,000 shares of its common stock to the shareholders of Black Bird and four persons were added to the Company’s Board of Directors. Pursuant to the Merger Agreement, the Company’s four new directors were issued a total of 100,178,661 shares of Company common stock. Thus, a change in control of the Company occurred in connection with the Merger Agreement.

Stock Cancellation Agreement

In conjunction with the Merger Agreement, the Company entered into a cancellation of stock agreement with its former majority shareholder, EFT Holdings, Inc., whereby it cancelled all 79,265,000 shares of common stock then owned by EFT Holdings, Inc.

Debt Forgiveness Agreements

In conjunction with the Merger Agreement, the Company entered into debt forgiveness agreements with related parties, as follows:

EFT Holdings, Inc.: the Company issued 18,221,906 shares of common stock to its former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

EF2T, Inc.: the Company issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

Astonia LLC: the Company issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest.

Advances from Related Parties

Year Ended December 31, 2020

During the year ended December 31, 2020, net advances of $4,470 were received from Astonia LLC. The amounts due Astonia LLC bear interest at 5% per year and have a maturity of one year. As of December 31, 2020, the Company owed Astonia LLC $161 in accrued and unpaid interest.

Year Ended December 31, 2019

During the year ended December 31, 2019, advances of $22,676 were received from EFT Holdings, Inc. Also during the year ended December 31, 2019, the Company repaid $139,611 in loans due to EFT Holdings, Inc. The amounts due EFT Holdings, Inc. carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed EFT Holdings, Inc. $251,785 in accrued and unpaid interest. $-0- of these EFT Holdings, Inc. advances at December 31, 2019, were past due and payable upon demand. In conjunction with the Merger Agreement, all amounts owed to EFT Holdings, Inc. as of December 31, 2019, were extinguished. (See Debt Forgiveness Agreements above).

During the year ended December 31, 2019, advances of $64,500 were received from EF2T, Inc. The amounts due EF2T, Inc. carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed EF2T, Inc. $4,742 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to EF2T, Inc. as of December 31, 2019, were extinguished. (See Debt Forgiveness Agreements above).

During the year ended December 31, 2019, advances of $135,000 were received from Astonia, LLC. Astonia, LLC is considered a “related party”, due to the fact that a Director of the Company, Jack Jie Qin, is the manager of Astonia. The amounts due Astonia, LLC carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed Astonia $1,997 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to Astonia, LLC as of December 31, 2019, were extinguished. (See Debt Forgiveness Agreements above).

Facility Lease

In May 2020, Black Bird entered into a facility lease with Grizzly Creek Farms, LLC, an entity owned by one of the Company’s directors, Fabian G. Deneault, with respect to approximately 2,000 square feet of manufacturing space located in Ronan, Montana. Monthly rent under such lease is $1,500 and the initial term of such lease expires in December 2025. The Company utilizes the leased facility for the manufacture of products, including its FDA-listed hand sanitizer products, as well as for storage.

F-24

Original MiteXstream Agreement

Effective January 1, 2019, Black Bird entered into a Distribution and Private Label Agreement (the “Original MiteXstream Agreement”) with Thoreauvian Product Services, LLC (“TPS”), a company controlled by two of the Company’s officers and directors, Fabian G. Deneault and Eric Newlan, relating to the Company’s licensed biopesticide product, MiteXstream (the “Private Label Product”). The Original MiteXstream Agreement has an initial term of 10 years and a single 10-year renewal term.

Under the Original MiteXstream Agreement, the Company has the exclusive right to distribute and sell the Private Label Product in the United States and Canada. In addition, the Company is required to pay a $20,000 exclusivity fee and to purchase $20,000 of the Private Label Product in conjunction with the signing of the Original MiteXstream Agreement and to purchase not less than $20,000 of the Private Label Product each year. In addition, the Company is required to pay all costs in excess of $20,000 associated with MiteXstream’s becoming approved by the U.S. EPA (and relevant states) as a pesticide.

In February 2021, the Original MiteXstream Agreement was replaced with a similar agreement between the Company and Touchstone Enviro Solutions Inc., the parent company of TPS. (See Note 15. Subsequent Events—New MiteXstream Agreement).

8. LOANS PAYABLE - THIRD PARTIES

Convertible Promissory Notes

In April 2020, the Company obtained a $25,000 loan from a third party. In consideration of such loan, the Company issued a $25,000 face amount convertible promissory note that bears interest at 10% per annum, with principal and interest due in January 2021. Such convertible promissory note may be converted into shares of Company common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020, until the due date of such note. As of December 31, 2020, the Company owed $1,800 in accrued interest under such note and had an unamortized debt discount of $1,666 related to the beneficial conversion feature that will be amortized over the remaining life of such loan.

In April 2020, the Company obtained a $25,000 loan from a third party. In consideration of such loan, the Company issued a $25,000 face amount convertible promissory note that bears interest at 10% per annum, with principal and interest due in January 2021. Such convertible promissory note was convertible into shares of Company common stock at the rate of one share for each $.001 of debt converted anytime after August 30, 2020, until the due date of such note. In November 2020, the Company repaid the $25,000 principal amount and $3,000 of accrued interest.

In December 2020, the Company obtained a loan from a third party which netted the Company $50,000 in proceeds. In consideration of such loan, the Company issued a $58,600.00 face amount convertible promissory note, with OID of $4,100, that bears interest at 10% per annum, with principal and interest due in September 2021. The Company has the right to repay such convertible promissory note at a premium ranging from 120% to 145% of the face amount. Such convertible promissory note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of 60% of the market price of the Company’s common stock on the date of issuance of such convertible promissory note and the date of conversion, any time after June 15, 2021. As of December 31, 2020, the Company owed $240 in accrued interest under such note and had an unamortized debt discount of $24,889 related to the beneficial conversion feature that will be amortized over the remaining life of such loan, and $3,872 related to the discount on the loan.

9. LOANS PAYABLE - RELATED PARTIES

The following table sets forth outstanding loans payable to related parties as of December 31, 2020, and December 31, 2019, respectively.

	Principal Amount Due			Accrued Interest Amount Due			Total Amount Due
Name of Lender	12/31/20		12/31/19	12/31/20		12/31/19	12/31/20		12/31/19
EFT Holdings, Inc.*	$	---	$634,323	$	---	$251,785	$	---		$886,108
EF2T, Inc.	$	---	$105,250	$	---	$4,742	$	---		$109,992
Astonia LLC		$4,470	$135,000		$161	$1,997		$4,631		$136,997

*	Until the Company’s acquisition of Black Bird, EFT Holdings, Inc. was its majority shareholder.

Year Ended December 31, 2020

During the year ended December 31, 2020, net advances of $4,470 were received from Astonia LLC. The amounts due Astonia LLC bear interest at 5% per year and have a maturity of one year. As of December 31, 2020, the Company owed Astonia LLC $161 in accrued and unpaid interest.

F-25

Year Ended December 31, 2019

During the year ended December 31, 2019, advances of $22,676 were received from EFT Holdings, Inc. Also during the year ended December 31, 2019, the Company repaid $139,611 in loans due to EFT Holdings, Inc. The amounts due EFT Holdings, Inc. carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed EFT Holdings, Inc. $251,785 in accrued and unpaid interest. $-0- of these EFT Holdings, Inc. advances at December 31, 2019, were past due and payable upon demand. In conjunction with the Merger Agreement, all amounts owed to EFT Holdings, Inc. as of December 31, 2019, were extinguished. (See Debt Forgiveness Agreements below).

During the year ended December 31, 2019, advances of $64,500 were received from EF2T, Inc. The amounts due EF2T, Inc. carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed EF2T, Inc. $4,742 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to EF2T, Inc. as of December 31, 2019, were extinguished. (See Debt Forgiveness Agreements below).

During the year ended December 31, 2019, advances of $135,000 were received from Astonia, LLC. Astonia, LLC is considered a “related party”, due to the fact that a Director of the Company, Jack Jie Qin, is the manager of Astonia. The amounts due Astonia, LLC carried an interest rate of 5% per year, were secured by all future sales of the Company and had a maturity of one year. As of December 31, 2019, the Company owed Astonia $1,997 in accrued and unpaid interest. In conjunction with the Merger Agreement, all amounts owed to Astonia, LLC as of December 31, 2019, were extinguished. (See Debt Forgiveness Agreements below).

Debt Cancellation Agreements

During the year ended December 31, 2020, the Company entered into three separate debt forgiveness agreements with related parties:

EFT Holdings, Inc.: the Company issued 18,221,906 shares of common stock to its former majority shareholder, EFT Holdings, Inc., in payment of $886,108 of indebtedness, principal and accrued interest.

EF2T, Inc.: the Company issued 2,240,768 shares of common stock to a related party, EF2T, Inc., in payment of $109,992 of indebtedness, principal and accrued interest.

Astonia LLC: the Company issued 2,831,661 shares of common stock to a related party, Astonia LLC, in payment of $136,997 of indebtedness, principal and accrued interest.

10. PRODUCT DISTRIBUTION AGREEMENTS

Tri-State Distributor

In March 2020, Black Bird entered into a Regional Development and Distribution Agreement with Northland Partners, LLC (the “Tri-State Distributor”), who will focus on distribution of Black Bird’s products in North Dakota, South Dakota and Minnesota. Tri-State Distributor has the right to distribute Black Bird’s products anywhere in the United States. Due to existing COVID-19-related restrictions during 2020, the Tri-State Distributor did not purchase any products from us.

Las Vegas Distributor

In June 2020, Black Bird terminated its distribution agreement with its Las Vegas-based distributor, due to non-performance. In July 2020, Black Bird entered into a distribution agreement with Hope Botanicals, LLC with respect to its becoming a replacement for the terminated Las Vegas-based distributor. Hope Botanicals has the right to distribute Black Bird’s products anywhere in the United States.

Montana Distributor

In September 2020, Black Bird entered into a distribution agreement with Raghorn Wholesale LLC, who will focus on distribution of Black Bird’s products in Montana, Idaho and North Dakota. Raghorn has the right to distribute Black Bird’s products anywhere in the United States.

11. REGULATION A OFFERING

In May 2020, the Company filed the Regulation A Offering with SEC with respect to 70,000,000 shares of common stock, as amended, which was qualified by the SEC on August 4, 2020. Through December 31, 2020, the Company sold a total of 13,200,000 shares of its common stock for a total of $528,000, or $.04 per share, in cash, under the Regulation A Offering.

F-26

12. ASSET PURCHASE AGREEMENT

In December 2020, a newly-formed subsidiary of the Company, Big Sky American Dist., LLC, a Montana limited liability company (“Big Sky American”), which distributes the Company’s Grizzly Creek Naturals products, entered into an asset purchase agreement (the “Big Sky APA”), whereby it was to purchase certain distribution-related assets associated with approximately 200 retail locations in Western Montana for $200,000 in cash, including a $20,000 non-refundable deposit paid at signing. The closing of this transaction occurred in February 2021. (See Note 15. Subsequent Events—Asset Purchase Agreement).

13. INCOME TAXES

The Company’s federal income tax returns for the years ended December 31, 2017, through December 31, 2019, remain subject to examination by the Internal Revenue Service, as of December 31, 2020.

No provision was made for federal income tax for the year ended December 31, 2020, since the Company had net operating losses.

The Company has available net operating loss carry-forward of approximately $1,988,000 which begins to expire in 2029 unless utilized beforehand. The availability of the Company’s net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock. As presented below, the Company generated a deferred tax asset through the net operating loss carry-forward. However, a 100% valuation allowance has been established because the ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available. Management considers projected future taxable income, the scheduled reversal of deferred tax liabilities and available tax planning strategies that can be implemented by the Company in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the period in which the net operating loss carryforwards are available to reduce income taxes payable, management has established a full valuation allowance such that the net deferred tax asset is $0, as of December 31, 2020 and 2019.

The Tax Cuts and Jobs Act of 2017 (the “2017 Act”) reduced the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2018. For net operating losses (NOLs) arising after December 31, 2018, the 2017 Act limits a taxpayer’s ability to utilize NOL carryforwards to 80% of taxable income. In addition, NOLs arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. NOLs generated in tax years beginning before January 1, 2018, will not be subject to the taxable income limitation. The 2017 Act would eliminate the carryback of all NOLs arising in a tax year ending after 2017 and, instead, permits all such NOLs to be carried forward indefinitely.

	As of December 31,
	2020		2019
Deferred tax assets:
Net operating loss carryforwards		$417,673		$272,740
Less: valuation allowance		(417,673)		(272,740)
Net deferred tax assets	$	---	$	---

14. LEASING COMMITMENTS

The Company has two operating leases that expire in 2022 and 2025. Rent expense for the years ended December 31, 2020 and 2019, totaled $17,200 and $-0-, respectively.

Future minimum payments under leases are as follows:

2021	$25,200
2022	19,800
2023	18,000
2024	18,000
2025	18,000
$99,000

F-27

15. SUBSEQUENT EVENTS

Regulation A Offering

Since December 31, 2020, the Company has sold a total of 4,875,000 shares of its common stock for a total of $195,000, or $.04 per share, in cash, under the Regulation A Offering.

Convertible Promissory Notes

In January 2021, the Company obtained a loan from a third party which netted the Company $52,000 in proceeds. In consideration of such loan, the Company issued a $55,500.00 face amount convertible promissory note that bears interest at 12% per annum, with principal and interest due in January 2022. The Company has the right to repay such convertible promissory note at a premium ranging from 125% to 145% of the face amount. Such convertible promissory note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of such convertible promissory note and the date of conversion, any time after July 14, 2021.

In February 2021, the Company obtained a loan from a third party which netted us $106,000 in proceeds. In consideration of such loan, the Company issued a $121,000.00 face amount promissory note, with OID of $15,000, that bears interest at 9% per annum, with principal and interest payable in eight equal monthly payments of $15,125 beginning in August 2021. The Company has the right to repay such promissory note at any time. Should the Company default on such promissory note, it becomes convertible into shares of the Company’s common stock at a conversion price equal to the lesser of the lowest closing bid price of the Company’s commons stock for the trading day immediately preceding either (a) the delivery of a notice of default, (b) the delivery of a notice of conversion resulting from such default or (c) the issue date of such promissory note. In addition, we issued 2,000,000 shares of our common stock to this lender as a commitment fee, which shares were valued at $0.0462 per share, or $92,400, in the aggregate.

In February 2021, the Company obtained a loan from a third party which netted the Company $43,500 in proceeds. In consideration of such loan, the Company issued a $43,500.00 face amount convertible promissory note that bears interest at 12% per annum, with principal and interest due in January 2022. The Company has the right to repay such convertible promissory note at a premium ranging from 125% to 145% of the face amount. Such convertible promissory note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of 61% of the market price of the Company’s common stock on the date of issuance of such convertible promissory note and the date of conversion, any time after August 17, 2021.

New MiteXstream Agreement

In February 2021, Black Bird entered into a Manufacturing, Sales and Distribution License Agreement (the “New MiteXstream Agreement”) with a related party, Touchstone Enviro Solutions, Inc., which replaced a prior similar agreement (the “Original MiteXstream Agreement”) and served to expand Black Bird’s rights with respect to MiteXstream, an EPA-registered biopesticide. The New MiteXstream Agreement contains the following important provisions as compared to the Original MiteXstream Agreement:

	New MiteXstream Agreement	Original MiteXstream Agreement
Term	December 31, 2080	Initial terms of 10 years, with one 10-year renewal term
Territory	Worldwide Exclusive (1)	United States and Canada
Royalty	$10.00 per gallon manufactured	Effective royalty of an estimated $50 per gallon
Minimums	2,500 gallons of concentrate manufactured per year (2)	$20,000 of product per year
Sublicensing	Right to sublicense granted	No right to sublicense
Trademarks	For no extra consideration, rights granted to use “MiteXstream” and “Harnessing the Power of Water”	For no extra consideration, rights granted to use “MiteXstream”

(1)	Exclusivity ends and becomes non-exclusive, if the minimum of 2,500 gallons per year is not met.
(2)	The minimum (2,500 gallons per year) is deemed to have been satisfied through December 31, 2022.

The disinterested Directors of the Company approved the New MiteXstream Agreement.

F-28

Asset Purchase Agreement

In February 2021, Big Sky American consummated the Big Sky APA, whereby purchased certain distribution-related assets associated with approximately 200 retail locations in Western Montana. At the closing of the Big Sky APA, Big Sky American delivered the remaining $180,000 in cash owed.

Common Stock Issued for Services

In January, February and March 2021, the Company issued a total of 150,000 shares (50,000 shares each month) of its common stock to a third-party consultant, which shares were valued at $0.0406 per share ($2,030, in the aggregate), $0.0534 per share ($2,670, in the aggregate) and $0.0436 per share ($2,180), respectively.

In February 2021, we issued 2,000,000 shares of our common stock as a commitment fee, which shares were valued at $0.0462 per share, or $92,400, in the aggregate.

Amendments of Articles of Incorporation

In February 2021, the Company amended its Articles of Incorporation to increase the number of authorized shares of its common stock to 325,000,000.

In April 2021, holders of approximately 58.32% of the Company’s common stock approved a change in the Company’s corporate name to “Black Bird Biotech, Inc.”

Other

Management has evaluated subsequent events through April 15, 2021, the date on which the financial statements were available to be issued.

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Black Bird Potentials Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Black Bird Potentials Inc. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2019, and for the period from October 16, 2018 (inception), through December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019, and for the period from October 16, 2018 (inception), through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ FARMER, FUQUA & HUFF, P.C.

Farmer, Fuqua, & Huff, P.C.

We have served as the Company’s auditor since 2020

Richardson, TX

July 10, 2020

F-30

BLACK BIRD POTENTIALS INC.

Balance Sheets

	12/31/19	12/31/18
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$85,969		$37,662
Accounts receivable, less allowance of $4,461 at December 31, 2019	4,461		---
Inventory	8,787		---
Deposit	20,000		---
Total current assets	119,217		37,662
TOTAL ASSETS	$119,217		$37,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Other current liabilities
Accrued liabilities	$4,272	$	---
Total other current liabilities	4,272		---
Total current liabilities	4,272		---
TOTAL LIABILITIES	$4,272	$	---

STOCKHOLDERS’ EQUITY
Preferred stock, $0.00001 par value, 1,000,000 shares authorized, 1,000,000 issued and outstanding at December 31, 2019 and 2018, respectively	$10		$10
Common stock, $0.00001 par value, 300,000,000 shares authorized, 54,964,000 and 47,115,000 shares issued and outstanding at December 31, 2019 and 2018, respectively	549		471
Stockholder receivable	(1,000)		(5,000)
Additional paid-in capital	264,897		42,319
Retained earnings (accumulated deficit)	(149,511)		(138)
Total stockholders’ equity	114,945		37,662
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$119,217		$37,662

The accompanying notes are an integral part of these financial statements.

F-31

BLACK BIRD POTENTIALS INC.

Statements of Operations

	For the Years Ended December 31,
	2019		2018
Sales		$17,771	$	---
Cost of goods sold		17,802		---
Gross profit (loss)		(31)		---
Expenses
Consulting services		48,108		---
Website expense		8,471		---
Legal and professional services		32,860		---
Product license		44,762		---
Bad debt expense		4,461		---
General and administrative		10,980		138
Total expenses		149,642		138
Net operating loss		(149,673)		(138)
Other income
Other miscellaneous income		300		---
Total other income		300		---
Loss before taxes		(149,373)		(138)
Income tax expense		---		---
Net loss		$(149,373)		$(138)

Net loss per common share
Basic and diluted	$	(---)	$	(---)
Weighted average number of common shares outstanding:
Basic and diluted		50,630,730		45,376,579

The accompanying notes are an integral part of these financial statements.

F-32

BLACK BIRD POTENTIALS INC.

Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2019 and 2018

	Preferred Stock			Common Stock			Stockholder	Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount		Shares	Amount		Receivable	Capital	Deficit)	Total
Balances at October 16, 2018	---	$	---	---	$	---	$ ---	$ ---	$ ---	$	---
Stock issued for cash	1,000,000		10	46,865,000		468	---	37,322	---		37,800
Stock issued for stockholder receivable	---		---	250,000		3	(5,000)	4,997	---		---
Net loss	---		---	---		---	---	---	(138)		(138)
Balance, December 31, 2018	1,000,000		10	47,115,000		471	(5,000)	42,319	(138)		37,662
Cash received on stockholder receivable	---		---	---		---	5,000	---	---		5,000
Stock issued for cash	---		---	4,919,000		49	---	174,401	---		174,450
Stock issued for stockholder receivable	---		---	110,000		1	(1,000)	999	---		---
Stock issued for services	---		---	2,820,000		28	---	44,972	---		45,000
Non-cash additional paid-in capital by related parties	---		---	---		---	---	2,206	---		2,206
Net loss	---		---	---		---	---	---	(149,373)		(149,373)
Balance, December 31, 2019	1,000,000		$10	54,964,000		$549	$(1,000)	$264,897	$(149,511)		$114,945

The accompanying notes are an integral part of these financial statements.

F-33

BLACK BIRD POTENTIALS INC.

Statements of Cash Flows

	For the Years Ended December 31,
	2019		2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(149,373)		$(138)
Adjustments to reconcile net loss to net cash provided by operating activities:
Bad debt expense		4,461		---
Stock issued for services		45,000		---
Accounts receivable		(8,992)		---
Inventory		(6,581)		---
Deposits		(20,000)		---
Accrued expenses		4,272		---
Net cash used for operating activities		(131,143)		(138)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of preferred stock	$	---		$10
Proceeds from issuance of common stock		179,450		37,790
Net cash provided by financing activities		179,450		37,800
Net increase in cash and cash equivalents		48,307		37,662
Cash and cash equivalents at beginning of period		37,662		---
Cash and cash equivalents at end of period		$85,969		$37,662
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for stockholder receivable		$1,000		$5,000
Non-cash additional paid-in capital by related parties		$2,206	$	---
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$	---	$	---
Interest expense	$	---	$	---

The accompanying notes are an integral part of these financial statements.

F-34

BLACK BIRD POTENTIALS INC.

Notes to Financial Statements

December 31, 2019

1. Basis of Presentation and Nature of Operations

Organization

Black Bird Potentials Inc. (the “Company”) is a corporation that was formed in Wyoming on October 16, 2018. The Company has adopted a December 31st calendar year end for reporting requirements.

The Company is engaged in the production and sale of consumer products, including products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% THC. The Company’s products are marketed under the “Grizzly Creek Naturals” trademark. Also, the Company is a licensed participant in the Montana Hemp Pilot Program, under which the Company is a grower of industrial hemp.

The Company has developed an environmentally-friendly biopesticide, MiteXstream, that eliminates mold, mildew and many pests, including spider mites, which are significant problems in the cultivation of cannabis (marijuana and industrial hemp) and hops. In January 2019, the Company applied to the U.S. Environmental Protection Agency for the certification of MiteXstream as a biopesticide. Sales of MiteXstream will not commence until EPA certification is achieved.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenues are recognized upon shipment of goods from the Company’s facilities or upon notification of direct shipment from the Company’s suppliers to the Company’s customers.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, these include cash on hand, cash in checking and savings accounts with banks. All short-term debt securities with a maturity of three months or less are considered cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Reclassifications

Certain items from prior year financial statements have been reclassed to conform to current year presentation.

Leases

Leases that meet the criteria for capitalization are classified as capital leases. Leases that do not meet such criteria are classified as operating leases and related rentals are charged to expense as incurred. As of December 31, 2019 and 2018, there were no such leases.

Concentration of Cash and Credit Risk

The Company maintains corporate cash balances which, at times, may exceed federally insured limits. Management believes it is not exposed to any significant risk on its cash balances. At December 31, 2019 and 2018, the Company had no uninsured cash balances.

F-35

Inventory

Inventory is stated at the lower of average cost or market. Cost is determined principally by the standard cost method, which approximates the first-in, first-out method. The Company writes off any inventory items when the item experiences no significant movement, or when management determines the item to be obsolete.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amounts management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for accounts receivable.

Advertising

Advertising costs are expensed in the year incurred. For the years ended December 31, 2019 and 2018, the Company incurred $154 and $-0- in advertising expense, respectively.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820, “Fair Value Measurements and Disclosures”, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

The carrying amounts reported in the balance sheets for cash and cash equivalents and receivables are a reasonable estimate of fair value.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3. Regulation A Offering

In April 2019, the Company’s Form 1-A Offering Statement filed with the SEC, relating to an offering pursuant to Regulation A under the Securities Act of 1933, as amended, was “qualified” by the SEC. Pursuant to this offering, the Company sold a total of 2,529,000 shares of its common stock at an offering price of $.05 per share, for total proceeds of $126,450. The proceeds of this offering were applied to inventory, operating expenses and working capital.

4. Common Stock

During the year ended December 31, 2019, the Company issued shares of its common stock, as follows:

–	In a private sale, the Company sold 200,000 shares of common stock for $3,000 in cash, a per share price of $.015.

–	Pursuant to a private offering, the Company sold a total of 2,300,000 shares of common stock for $46,000 in cash, a per share price of $.02.

–

Pursuant to the Company’s Regulation A offering, the Company sold a total of 2,529,000 shares of common stock for at total of $126,450, a per share price of $.05, of which $1,000 was stockholder receivable at December 31, 2019.

–

The Company issued a total of 2,820,000 shares of common stock to third-party consultants, which shares were valued, in aggregate, at $45,000, an average of $.016 per share. See Note 6. Related Party Transactions—Common Stock Issued for Services.

F-36

During the year ended December 31, 2018, the Company issued shares of its common stock, as follows:

–

Pursuant to a private offering, the Company sold a total of 2,115,000 shares of common stock were sold for a total of $42,300, a per share price of $.02, of which $5,000 was a stockholder receivable at December 31, 2018.

–

At its inception, the Company sold a total of 45,000,000 shares of common stock and 1,000,000 shares of Series A Super Voting Convertible Preferred Stock for an aggregate of $500 in cash. These shares were issued to the founders of the Company. See Note 6. Related Party Transactions.

5. Stockholder Receivable

At December 31, 2019, cash relating to a stockholder receivable for $1,000 of common stock under the Company’s Regulation A offering had not been received.

At December 31, 2018, cash relating to a stockholder receivable for $5,000 of common stock under a private offering had not been received by the Company. Such stockholder receivable amount was received by the Company in January 2019.

6. Related Party Transactions

Sales of Securities

During the year ended December 31, 2018, the Company sold securities to related parties, as follows:

–

In October 2018, one of the Company’s officers and directors, Fabian G. Deneault, purchased 22,500,000 shares of common stock and 500,000 shares of Series A Super Voting Convertible Preferred Stock for a total of $250 in cash.

–

In October 2018, the law firm in which on one of the Company’s officers and directors, Eric Newlan, is a partner purchased 22,500,000 shares of common stock and 500,000 shares of Series A Super Voting Convertible Preferred Stock for a total of $250 in cash.

–	In December 2018, Fabian G. Deneault purchased 200,000 shares of common stock in a private offering for $4,000 in cash, a per share price of $.02.

Effective January 1, 2019, the Company entered into a Distribution and Private Label Agreement (the “Distribution Agreement”) with Thoreauvian Product Services, LLC, a company controlled by the Company’s officers and directors, Fabian G. Deneault and Eric Newlan, relating to the Company’s licensed biopesticide product, MiteXstream (the “Private Label Product”). The Distribution Agreement has an initial term of 10 years and a single 10-year renewal term.

Under the Distribution Agreement, the Company has the exclusive right to distribute and sell the Private Label Product in the United States and Canada. In addition, the Company is required to pay a $20,000 exclusivity fee and to purchase $20,000 of the Private Label Product in conjunction with the signing of the Distribution Agreement and to purchase not less than $20,000 of the Private Label Product each year. In addition, the Company is required to pay all costs in excess of $20,000 associated with MiteXstream’s becoming approved by the U.S. EPA (and relevant states) as a pesticide. During the year ended December 31, 2019, the Company paid (1) the required exclusivity fee ($20,000), (2) or the required Private Label Product amount ($20,000) and (3) a total of $24,762 in EPA-related costs.

Common Stock Issued for Services

During the year ended December 31, 2019, the Company issued a total of 520,000 shares of common stock, with an aggregate value of $6,000, to a consultant who was, at the time of each issuance, a third party. Effective with the Company’s consummating a reverse-merger transaction (see Note 10. Subsequent Events—Acquisition Transaction) in January 2020, such third-party consultant became a related party of the Company.

Company Facilities

During the years ended December 31, 2019 and 2018, the Company’s President, Fabian G. Deneault, provided required office space and greenhouse space at no charge.

F-37

7. Distribution Agreements

In July 2019, the Company entered into a distribution agreement with a Montana-based company with respect to the Company’s Grizzly Creek Naturals products.

In September 2019, the Company entered into a distribution agreement with a Las Vegas, Nevada-based company with respect to the Company’s Grizzly Creek Naturals products. In June 2020, the Company terminated this agreement, due to a lack of performance. See Note 10. Subsequent Events.

8. Statement of Changes in Stockholders’ Equity

Preferred Stock

During the year ended December 31, 2019, no shares of preferred stock were sold.

During the year ended December 31, 2018, the Company sold a total of 1,000,000 shares of its preferred stock to its founders for cash in the total amount of $10. During the year ended December 31, 2019, the Company did not issue any shares of preferred stock. See Note 6. Related Party Transactions.

Common Stock

–	Stock Issued for Cash

During the year ended December 31, 2019, the Company sold shares of its common stock for cash, as follows: 200,000 shares of common stock were sold for $3,000 in cash, a per share price of $.015; 2,300,000 shares of common stock were sold for a total of $46,000 in cash, a per share price of $.02; and the Company sold a total of 2,529,000 shares of common stock for at total of $126,450, of which $1,000 was stockholder receivable at December 31, 2019, a per share price of $.05.

During the year ended December 31, 2018, the Company sold shares of its common stock for cash, as follows: 45,000,000 shares of common stock were sold for a total of $490 in cash (See Note 6. Related Party Transactions); and 2,115,000 shares of common stock were sold for a total of $42,300, a per share price of $.02, of which $5,000 was a stockholder receivable at December 31, 2018.

–	Stock Issued for Services

During the year ended December 31, 2019, the Company issued a total of 2,820,000 shares of common stock to third-party consultants, which shares were valued, in aggregate, at $45,000, an average of $.016 per share.

During the year ended December 31, 2018, the Company did not issue shares of its common stock in payment of services.

–	Common Stock Subscribed

At December 31, 2019, the Company had a stockholder receivable in the amount of $1,000 from a single third party.

At December 31, 2018, the Company had a stockholder receivable in the amount of $5,000 from a single third party. In January 2019, such stockholder receivable was received by the Company.

Additional Paid-in Capital

During the year ended December 31, 2019, total additional paid-in capital from issuances of common stock of the Company totaled $264,897, $174,401 of which is attributable to cash received in excess of stated capital, $44,972 of which is attributable to the value of shares of common stock issued being in excess of stated capital and $999 of which is attributable to a stockholder receivable. During the year ended December 31, 2018, total additional paid-in capital from issuances of common stock of the Company totaled $42,319, $37,322 of which is attributable to the value of shares of common stock issued being in excess of stated capital and $4,997 of which is attributable to a stockholder receivable. No additional paid-in capital was derived from the sale of Company preferred stock.

Retained Earnings (Accumulated Deficit)

For the year ended December 31, 2019, the Company had a net loss of $149,373 compared to a net loss of $138 for the year ended December 31, 2018, for a total accumulated deficit at December 31, 2019, of $149,511.

F-38

Total Stockholders’ Equity

Total stockholders’ equity increased from $37,662 at December 31, 2018, to $114,945 at December 31, 2019. The Company’s stockholders’ equity is primarily attributable to sales of its securities since its inception in October 2018 through December 31, 2019, in the total amount of $217,250.

9. Income Taxes

No provision was made for federal income tax for the year ended December 31, 2019, since the Company had net operating losses.

The Company has available net operating loss carry-forward of approximately $149,511, which begins to expire in 2029 unless utilized beforehand. The availability of the Company’s net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock. As presented below, the Company generated a deferred tax asset through the net operating loss carry-forward. However, a 100% valuation allowance has been established because the ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available. Management considers projected future taxable income, the scheduled reversal of deferred tax liabilities and available tax planning strategies that can be implemented by the Company in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the period in which the net operating loss carryforwards are available to reduce income taxes payable, management has established a full valuation allowance such that the net deferred tax asset is $0 as of December 31, 2019 and 2018.

The Tax Cuts and Jobs Act of 2017 (the “2017 Act”) reduced the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2018. For net operating losses (NOLs) arising after December 31, 2018, the 2017 Act limits a taxpayer’s ability to utilize NOL carryforwards to 80% of taxable income. In addition, NOLs arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. NOLs generated in tax years beginning before January 1, 2018, will not be subject to the taxable income limitation. The 2017 Act would eliminates the carryback of all NOLs arising in a tax year ending after 2017 and, instead, permits all such NOLs to be carried forward indefinitely.

	As of December 31,
	2019		2018
Deferred tax assets:
Net operating loss carryforwards		$31,397		$29
Less: valuation allowance		(31,397)		(29)
Net deferred tax assets	$	---	$	---

F-39

10. Subsequent Events

Acquisition Transaction

Effective January 1, 2020, the Company consummated a plan and agreement of merger (the “Merger Agreement”) with Digital Development Partners, Inc., a publicly-traded company (“DGDM”), pursuant to which the Company became a wholly-owned subsidiary of DGDM. Such acquisition transaction, accounted for by DGDM as a “reverse merger”, resulted in the Company’s control persons becoming the control persons of DGDM.

Facility Lease

In May 2020, the Company entered into a facility lease with Grizzly Creek Farms, LLC, an entity owned by one of its directors, Fabian G. Deneault, with respect to approximately 2,000 square feet of manufacturing space located in Ronan, Montana. Monthly rent under such lease is $1,500 and the initial term of such lease expires in December 2025. The Company utilizes the leased facility for the manufacture of products, including its FDA-listed hand sanitizer products.

Distribution Agreements

In March 2020, the Company entered into a regional development and distribution agreement with Northland Partners, LLC (the “Tri-State Distributor”), who will focus on distribution of our products in North Dakota, South Dakota and Minnesota.

In June 2020, the Company terminated its distribution agreement with its Las Vegas-based distributor, due to non-performance.

Other

Management has evaluated subsequent events through July 10, 2020, the date on which the financial statements were available to be issued.

F-40

BLACK BIRD BIOTECH, INC.

(formerly Digital Development Partners, Inc.)

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical financial statements of Black Bird Biotech, Inc. (formerly Digital Development Partners, Inc.) (“BBBT”) and Black Bird Potentials Inc. (“BBP”) after giving effect to BBBT’s acquisition of BBP (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was January 1, 2020.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of BBBT at December 31, 2019 (unaudited), and adjusts such information to give effect to the acquisition of BBP, as if the acquisition had occurred at December 31, 2019. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2019. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and BBP’s financial statements and related notes thereto contained elsewhere herein.

	BBBT	BBP	Pro Forma Adjustments		Pro Forma
Cash and cash equivalents	$973	$85,969	$	---	$86,942
Accounts receivable	---	4,461		---	4,461
Inventory, net	---	8,787		---	8,787
Deposit	---	20,000		---	20,000
Total current assets	973	119,217		---	120,190
Total assets	$973	$119,217	$	---	$120,190
Liabilities	1,141,768	4,272		(1,133,097)	12,943
Stockholders’ Equity (Deficit)
Preferred stock	---	10		(10)	---
Common stock	85,971	549		63,480	150,000
Stockholder receivable	---	(1,000)		---	(1,000)
Additional paid-in capital	7,488,946	264,897		920,116	8,673,959
Retained earnings (deficit)	(8,715,712)	(149,511)		149,511	(8,715,712)
Total stockholders’ equity (deficit)	(1,140,795)	114,945		1,133,097	107,247
Total liabilities and stockholders’ equity (deficit)	$973	$119,217	$	---	$120,190

See accompanying notes to unaudited pro forma financial statements.

F-41

Unaudited Pro Forma Statements of Operations

Year Ended December 31, 2019

The following pro forma statement of operations has been derived from the statement of operation of BBBT at December 31, 2019, and adjusts such information to give effect to the acquisition of BBP, as if the acquisition had occurred at January 1, 2019. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at January 1, 2019. The pro forma statement of operations should be read in conjunction with BBP’s financial statements and related notes thereto contained elsewhere in this filing.

	BBBT		BBP		Pro Forma Adjustments		Pro Forma
Revenues	$	---		$17,771	$	---		$17,771
Cost of goods sold		---		17,802		---		17,802
Gross profit		---		(31)		---		(31)
Expenses
Consulting services		---		48,108		---		48,108
Website and related services		---		8,471		---		8,471
Legal and professional services		---		32,860		---		32,860
Product license		---		44,762		---		44,762
Bad debt expense		---		4,461		---		4,461
General and administrative		80,306		10,980				91,286
Total expenses		(80,306)		(149,642)		---		(229,948)
Interest expense		(41,661)		---		---		(41,661)
Loss before taxes		(121,967)		(149,673)		---		(271,640)
Other income		---		300		---		300
Income tax expense		---		---		---		---
Net loss		$(121,967)		$(149,373)	$	---		$(271,340)
Net loss per share
Basic and Diluted	$	---	$	---	$	---	$	---
Weighted average shares outstanding
Basic and Diluted		85,970,665		50,630,730		64,029,335		150,000,000

See accompanying notes to unaudited pro forma financial statements.

F-42

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of December 31, 2019, and the unaudited pro forma statement of operations for the year ended December 31, 2019, are based on the historical financial statements of BBBT and BBP after giving effect to BBBT’s acquisition of BBP (the “Acquisition”) and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform BBP’s accounting policies to BBBT’s accounting policies.

The unaudited pro forma balance sheet as of December 31, 2019, is presented as if the Acquisition had occurred on December 31, 2019. The unaudited pro forma statement of operations of BBBT and BBP for the year ended December 31, 2019, is presented as if the Acquisition had taken place on January 1, 2019.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of BBBT that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of BBBT.

Note 2. BBP Acquisition

Effective January 1, 2020, BBBT entered into a Plan and Agreement of Merger with BBP (the “Merger Agreement”), pursuant to which BBBT acquired BBP, a company that is (a) engaged in the production and sale of products containing Cannabidiol, or CBD, derived from industrial hemp that contains no more than 0.3% THC, (b) a licensed participant in the Montana Hemp Pilot Program (c) the exclusive distributor of an environmentally-friendly pesticide, MiteXstream, that targets spider mites, which are a significant problem in the cultivation of cannabis (marijuana and industrial hemp), coffee and hops. BBBT has adopted the business plan of BBP as its overall corporate business plan. Pursuant to the Merger Agreement, BBBT issued a total of 120,000,000 shares of common stock to the shareholders of BBP, all of which shares are considered “restricted securities.”

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro form balance sheet, pro forma adjustments were made only to current liabilities, which adjustments were made to reflect the cancellation of $1,133,097 of BBBT debt as of December 31, 2019, by the issuance of shares.

With respect to the unaudited pro form balance sheet, no pro forma adjustments are included. With respect to the unaudited pro forma statements of income, pro forma adjustments were made only to weighted average shares outstanding, which adjustments were made to reflect the issuances and a cancellation of shares in connection with the Merger Agreement, as follows: (a) the cancellation of 79,265,000 shares by a related party, (b) the issuance of a total of 23,294,335 shares in cancellation of indebtedness and (c) the issuance of 120,000,000 shares pursuant to the Merger Agreement.

F-43

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1+	Plan and Agreement of Merger between and among Registrant, Bird Acquisition Corp. (a Wyoming corporation) and Black Bird Potentials Inc. (a Wyoming corporation).
3.1+	Articles of Incorporation, incorporated by reference from Registration Statement on Form SB-2 (File No. 333-145951)
3.2+	Bylaws of Registrant, incorporated by reference from Registration Statement on Form SB-2 (File No. 333-145951)
3.3+	Certificate of Change Pursuant to NRS 78.209 filed May 20, 2009.
3.4+	Articles of Merger filed May 20, 2009.
3.5+	Certificate of Amendment to Articles of Incorporation filed January 31, 2020.
3.6#	Certificate of Amendment to Articles of Incorporation filed February 19, 2021.
3.7	Certificate of Amendment to Articles of Incorporation filed April 23, 2021.
4.1#	Form of Subscription Agreement
4.2+	10% Convertible Promissory Note in favor of EMA Financial, LLC.
4.3+	12% Convertible Promissory Note in favor of Power Up Lending Group Ltd.
4.4+	9% Promissory Note in favor of SE Holdings, LLC.
4.5+	12% Convertible Promissory Note in favor of Power Up Lending Group Ltd.
4.6#	12% Convertible Promissory Note in favor of Power Up Lending Group Ltd.
4.7#	12% Convertible Promissory Note in favor of Power Up Lending Group Ltd.
10.1+	Debt Forgiveness Agreement between Registrant and EFT Holdings, Inc.
10.2+	Debt Forgiveness Agreement between Registrant and EF2T, Inc.
10.3+	Debt Forgiveness Agreement between Registrant and Astonia LLC.
10.4+	Cancellation of Stock Agreement between Registrant and EFT Digitech, Inc.
10.5+	Distribution Agreement between Black Bird Potentials Inc. (a Wyoming corporation) and CBD INC Limited Liability Partnership.
10.6+	Distribution Agreement between Black Bird Potentials Inc. (a Wyoming corporation) and Gorilla Mitts, LLC.
10.7+	Regional Development and Distribution Agreement between Black Bird Potentials Inc. (a Wyoming corporation) and Northland Partners, LLC.
10.8+	Consulting Agreement among Registrant, Black Bird Potentials Inc. (a Wyoming corporation) and Dylan Hunt and Kaitlin Appell.
10.9+	Consulting Agreement between Registrant and Matthew Goldman.
10.10+	Consulting Agreement between Registrant and Olivier Darceaux.
10.11+	Consulting Agreement between Registrant and Leonard Tucker, LLC.
10.12+	Manufacturing, Sales and Distribution License Agreement between Black Bird Potentials Inc., a Wyoming corporation, a Subsidiary of Registrant, and Touchstone Enviro Resources, Inc.
10.13+	Securities Purchase Agreement between Registrant and EMA Financial, LLC.
10.14+	Securities Purchase Agreement between Registrant and Power Up Lending Group Ltd.
10.15+	Securities Purchase Agreement between Registrant and SE Holdings, LLC.
10.16+	Asset Purchase Agreement between Big Sky American Dist., LLC, a Subsidiary of Registrant, and Raghorn Wholesale, LLC.
10.17+	Securities Purchase Agreement between Registrant and Power Up Lending Group Ltd.
10.18#	Securities Purchase Agreement between Registrant and Power Up Lending Group Ltd.
10.19#	Securities Purchase Agreement between Registrant and Power Up Lending Group Ltd.
10.20#	Consulting Agreement between Registrant and Milestone Management Services, LLC.
10.21+	Production & Broadcasting Agreement between Registrant and New to the Street Group LLC.
10.22#	Consulting Agreement between Registrant and Milestone Management Services, LLC.
11.1#	Consent of Independent Registered Public Accounting Firm
11.2*	Consent of Counsel (included in Exhibit 12.1)
12.1*	Opinion re: Legality

_____________________

* Filed herewith.

# Filed previously.

+ Incorporated by reference as indicated.

37

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ronan, State of Montana, on September 15, 2021.

BLACK BIRD BIOTECH, INC.

By:	/s/ FABIAN G. DENEAULT
Fabian G. Deneault
President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ FABIAN G. DENEAULT	9/15/21
Fabian G. Deneault
President and Director

/s/ WILLIAM E. SLUSS	9/15/21
William E. Sluss
Vice President-Finance, Chief Financial Officer [Principal Accounting Officer] and Director

/s/ ERIC NEWLAN	9/15/21
Eric Newlan
Vice President, Secretary and Director

/s/ L. A. NEWLAN, JR.	9/15/21
L. A. Newlan, Jr.
Director

/s/ JACK JIE QIN	9/15/21
Jack Jie Qin
Director

38